EXHIBIT 10.32

                                                   EXECUTION COPY




                          $200,000,000

                        CREDIT AGREEMENT

                   Dated as of June 15, 1994

                             Among

                  LIN CELLULAR NETWORK, INC.,

                          as Borrower,

                   THE LENDERS NAMED HEREIN,

                          as Lenders,

                TORONTO DOMINION (TEXAS), INC.,

                    as Administrative Agent,

                              and

                    THE BANK OF NOVA SCOTIA
                              and
                   THE TORONTO-DOMINION BANK,

                       as Managing Agents

         T  A  B  L  E    O  F    C  O  N  T  E  N  T  S


     Section                                                 Page



                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms. . . . . . . . . . . . . . .  1
     1.02.  Computation of Time Periods. . . . . . . . . . . . 30
     1.03.  Accounting Terms and Computations. . . . . . . . . 30


                            ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

     2.01.  The Advances . . . . . . . . . . . . . . . . . . . 30
     2.02.  Making the Advances. . . . . . . . . . . . . . . . 31
     2.03.  Fees . . . . . . . . . . . . . . . . . . . . . . . 33
     2.04.  Reduction of the Commitments . . . . . . . . . . . 34
     2.05.  Repayment. . . . . . . . . . . . . . . . . . . . . 34
     2.06.  Interest . . . . . . . . . . . . . . . . . . . . . 34
     2.07.  Prepayments. . . . . . . . . . . . . . . . . . . . 35
     2.08.  Conversion of Advances . . . . . . . . . . . . . . 36
     2.09.  Interest Rate Determination. . . . . . . . . . . . 37
     2.10.  Increased Costs, Etc.. . . . . . . . . . . . . . . 37
     2.11.  Payments and Computations. . . . . . . . . . . . . 38
     2.12.  Taxes. . . . . . . . . . . . . . . . . . . . . . . 39
     2.13.  Sharing of Payments, Etc.. . . . . . . . . . . . . 42
     2.14.  Use of Proceeds. . . . . . . . . . . . . . . . . . 42
     2.15.  Evidence of Indebtedness . . . . . . . . . . . . . 42


                           ARTICLE III

                      CONDITIONS OF LENDING

     3.01.  Conditions Precedent to Initial Borrowing. . . . . 43
     3.02.  Conditions Precedent to Each Borrowing . . . . . . 46
     3.03.  Conditions Precedent to Certain Borrowings . . . . 47
     3.04.  Determinations Under Sections 3.01, 3.02
               and 3.03. . . . . . . . . . . . . . . . . . . . 47

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the Borrower . . 48

          (a)  Organization of the Loan Parties. . . . . . . . 48
          (b)  Organization of the Borrower's Subsidiaries,
               the Principal Cellular Partnerships and
               Minority Entities . . . . . . . . . . . . . . . 48
          (c)  Compliance with Law . . . . . . . . . . . . . . 49
          (d)  Approvals . . . . . . . . . . . . . . . . . . . 49
          (e)  Legal Effect. . . . . . . . . . . . . . . . . . 50
          (f)  Financial Information . . . . . . . . . . . . . 50
          (g)  Pro Forma Financial Information . . . . . . . . 50
          (h)  Disclosure. . . . . . . . . . . . . . . . . . . 51
          (i)  Material Litigation . . . . . . . . . . . . . . 51
          (j)  ERISA Plans . . . . . . . . . . . . . . . . . . 51
          (k)  No Reportable Event . . . . . . . . . . . . . . 51
          (l)  Plan Funding. . . . . . . . . . . . . . . . . . 51
          (m)  Post Retirement Benefit Obligations . . . . . . 52
          (n)  No Catastrophic Events. . . . . . . . . . . . . 52
          (o)  Compliance with Environmental Law . . . . . . . 52
          (p)  No Burdensome Agreements. . . . . . . . . . . . 52
          (q)  Taxes . . . . . . . . . . . . . . . . . . . . . 52
          (r)  Investment Company Act of 1940. . . . . . . . . 52
          (s)  Solvency. . . . . . . . . . . . . . . . . . . . 53
          (t)  Condition of System . . . . . . . . . . . . . . 53
          (u)  Fees. . . . . . . . . . . . . . . . . . . . . . 53
          (v)  Public Utility Holding Company Act. . . . . . . 53
          (w)  Capital Stock . . . . . . . . . . . . . . . . . 53
          (x)  No Limitations on Dividends and Distributions . 54
          (y)  Licenses. . . . . . . . . . . . . . . . . . . . 54
          (z)  Regulation of the Lenders . . . . . . . . . . . 54
          (aa) Existing Indebtedness . . . . . . . . . . . . . 54
          (bb) Material Agreements . . . . . . . . . . . . . . 54
          (cc) Ownership . . . . . . . . . . . . . . . . . . . 55
          (dd) Title to Property . . . . . . . . . . . . . . . 55
          (ee) Deposit Accounts. . . . . . . . . . . . . . . . 55

                            ARTICLE V

                    COVENANTS OF THE BORROWER

     5.01.  Affirmative Covenants. . . . . . . . . . . . . . . 56

          (a)  Compliance with Laws, Etc.. . . . . . . . . . . 56
          (b)  Payment of Taxes, Etc.. . . . . . . . . . . . . 56
          (c)  Maintenance of Insurance. . . . . . . . . . . . 56
          (d)  Preservation of Corporate and Partnership
               Existence, Etc. . . . . . . . . . . . . . . . . 57
          (e)  Visitation Rights . . . . . . . . . . . . . . . 57
          (f)  Keeping of Books. . . . . . . . . . . . . . . . 57
          (g)  Maintenance of Properties, Etc. . . . . . . . . 57
          (h)  Performance of Material Agreements. . . . . . . 58
          (i)  Transactions with Affiliates. . . . . . . . . . 58
          (j)  Reporting Requirements. . . . . . . . . . . . . 59
          (k)  Maintenance of Corporate Separateness . . . . . 63

     5.02.  Negative Covenants . . . . . . . . . . . . . . . . 64

          (a)  Liens, Etc. . . . . . . . . . . . . . . . . . . 64
          (b)  Indebtedness. . . . . . . . . . . . . . . . . . 65
          (c)  Mergers, Etc. . . . . . . . . . . . . . . . . . 67
          (d)  Sales, Etc. of Assets . . . . . . . . . . . . . 67
          (e)  Investments in Other Persons. . . . . . . . . . 68
          (f)  Dividends, Etc. . . . . . . . . . . . . . . . . 69
          (g)  Change in Nature of Business. . . . . . . . . . 70
          (h)  Compliance with ERISA . . . . . . . . . . . . . 71
          (i)  Plan Amendments . . . . . . . . . . . . . . . . 71
          (j)  Accounting Changes. . . . . . . . . . . . . . . 71
          (k)  Prepayments, Amendments, Etc. of Debt . . . . . 71
          (l)  Amendments, Etc.. . . . . . . . . . . . . . . . 71
          (m)  Negative Pledge . . . . . . . . . . . . . . . . 72
          (n)  Preferred Stock . . . . . . . . . . . . . . . . 72
          (o)  Service Agreements. . . . . . . . . . . . . . . 72
          (p)  Holding Company Status. . . . . . . . . . . . . 73
          (q)  Minority Entities . . . . . . . . . . . . . . . 73
          (r)  Deposit Accounts. . . . . . . . . . . . . . . . 73

     5.03.  Financial Covenants. . . . . . . . . . . . . . . . 73

          (a)  Consolidated Operating Cash Flow to
               Consolidated Debt Service Ratio . . . . . . . . 73
          (b)  Consolidated Debt to Consolidated Operating
               Cash Flow Ratio . . . . . . . . . . . . . . . . 73
          (c)  Consolidated Debt . . . . . . . . . . . . . . . 74


                            ARTICLE VI

                        EVENTS OF DEFAULT

     6.01.  Events of Default. . . . . . . . . . . . . . . . . 74


                           ARTICLE VII

                            THE AGENTS

     7.01.  Authorization and Action . . . . . . . . . . . . . 79
     7.02.  Agents' Reliance, Etc. . . . . . . . . . . . . . . 80
     7.03.  TD (Texas), Toronto-Dominion and Scotiabank and
          Affiliates . . . . . . . . . . . . . . . . . . . . . 80
     7.04.  Lender Credit Decision . . . . . . . . . . . . . . 81
     7.05.  Indemnification. . . . . . . . . . . . . . . . . . 81
     7.06.  Successor Administrative Agent; Successor
          Managing Agents. . . . . . . . . . . . . . . . . . . 81


                           ARTICLE VIII

                          MISCELLANEOUS

     8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . 83
     8.02.  Notices, Etc.. . . . . . . . . . . . . . . . . . . 83
     8.03.  No Waiver; Remedies. . . . . . . . . . . . . . . . 84
     8.04.  Costs; Expenses. . . . . . . . . . . . . . . . . . 84
     8.05.  Right of Set-off . . . . . . . . . . . . . . . . . 86
     8.06.  Binding Effect; Survival . . . . . . . . . . . . . 86
     8.07.  Assignments and Participations . . . . . . . . . . 87
     8.08.  Governing Law. . . . . . . . . . . . . . . . . . . 90
     8.09.  Execution in Counterparts. . . . . . . . . . . . . 90
     8.10.  Confidentiality. . . . . . . . . . . . . . . . . . 90
     8.11.  Waiver of Jury Trial . . . . . . . . . . . . . . . 91

                            SCHEDULES



Schedule I  -       Commitments and Applicable Lending Offices

Schedule II -       Existing Indebtedness

Schedule III -      Terms of Subordination

Schedule IV -       Disclosed Litigation

Schedule V  -       Subsidiaries, Principal Cellular Partnerships
                    and Minority Entities

Schedule VI -       Approvals

Schedule VII -      ERISA Plans

Schedule VIII  -    Limitation on Dividends and Distributions

Schedule IX -       Material Agreements

Schedule X  -       Existing Liens and Rights of First Refusal

                             EXHIBITS

Exhibit A - Form of Assignment and Acceptance

Exhibit B - Form of Compliance Certificate

Exhibit C - Form of Notice of Borrowing

Exhibit D - Form of Amendment

Exhibit E - Form of Solvency Certificate

Exhibit F - Form of Opinion of Vice President-Law of the
            Borrower

Exhibit G - Form of Opinion of FCC counsel to the
            Borrower

Exhibit H - Form of Opinion of PUC counsel to the
            Borrower

Exhibit I - Form of Opinion of special counsel to the
                        Managing Agents

                         CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of June 15, 1994 among LIN CELLULAR NETWORK, INC., a Delaware corporation (the "Borrower"), the banks and financial institutions (together with their assigns, the "Lenders") listed on the signature pages hereof, TORONTO DOMINION (TEXAS), INC. ("TD (Texas)"), as administrative agent for the Lenders hereunder (together with any successor appointed pursuant to Article VII, the "Administrative Agent"), THE BANK OF NOVA SCOTIA ("Scotiabank") and THE TORONTO-DOMINION BANK ("Toronto-Dominion"), as managing agents for the Lenders hereunder (together with any successors appointed pursuant to Article VII, the "Managing Agents"). Capitalized terms used in this Agreement are defined in Article I.


                      PRELIMINARY STATEMENTS

          (1) The Borrower has requested that the Lenders make Advances to the Borrower in an aggregate amount up to $200,000,000 to finance the acquisition of certain cellular properties and for general corporate purposes.

          (2) The Lenders are willing, upon the terms and conditions set forth herein, to make Advances under the Term
Facility and the Revolving Credit Facility to the Borrower for the purposes described herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisitions" has the meaning specified in Section
     2.14.

          "Additional Working Capital Debt" has the meaning specified in Section 6.01(q).

          "Adjusted CD Rate" means, for the Interest Period for each Adjusted CD Rate Advance comprising part of the same
     Borrowing, an interest rate per annum equal to the sum of:

            (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Lenders for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value of certificates of deposit of such Reference Lender in an amount substantially equal to such Reference Lender's Adjusted CD Rate Advance comprising part of such Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period, plus

            (b) the Assessment Rate (as defined below) for such Interest Period.

          "Adjusted CD Rate Advance" means an Advance that bears interest as provided in Section 2.06(b).

          "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars with respect to liabilities consisting of or including (among other liabilities) Dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "Assessment Rate" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing means the annual assessment rate estimated by the Administrative Agent on the first day of such Interest Period for determining the then current annual assessment payable by Toronto-Dominion to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Toronto-Dominion in the United States. The Adjusted CD Rate for each Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders on the first day of such Interest Period, subject, however, to the provisions of Sections 2.02(b) and 2.09.

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative
     Agent at the Federal Reserve Bank of New York or as otherwise designated in a written notice by the Administrative Agent to the Managing Agents, the Lenders and the Borrower from time to time.

          "Advance" means a Term Advance or a Revolving Credit
     Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person or is a spouse of or any other relative (by blood, adoption or marriage) of such Person within the third degree or is a partner, member, director, officer or employee of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or partnership interests or by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent and the Managing Agents.

          "Amendment" means Amendment No. 2 to the 1990 Credit
     Agreement dated as of May 31, 1994.

          "Applicable Lending Office" means, for each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance and such Lender's LIBO Lending Office in the case of a LIBO Rate Advance.

          "Applicable Margin" means (a) for the period commencing on the date of the initial Borrowing through, and including, June 30, 1996 (i) for LIBO Rate Advances, 2-1/2%,
     (ii) for Adjusted CD Rate Advances, 2-5/8% and (iii) for Base Rate Advances, 1-1/2% and (b) at all times thereafter for each Advance, a percentage per annum as set forth below under the applicable LIBO Rate Advances column, Adjusted CD Rate Advances column or Base Rate Advances column during the period set forth below:


     Period         LIBO Rate      Adjusted CD       Base Rate
                    Advances       Rate Advances     Advances
     --------------------------------------------------------
     July 1, 1996
     through
     June 30, 1997                3%            3-1/8%              2%

     July 1, 1997
     through
     June 30, 1998            3-1/2%            3-5/8%          2-1/2%

     July 1, 1998
     and all times
     thereafter                   4%            4-1/8%              3%



          "Appropriate Lender" means, as to any Facility, a Lender that has a Commitment for a portion of such Facility.

          "Approved Accountants" means any of Arthur Andersen &
     Co., Price Waterhouse, KPMG Peat Marwick, Deloitte & Touche,
     Coopers & Lybrand and Ernst & Young (or any of their respective successors).

          "Approved Cellular Assets" means any Franchise Interest in an MSA that meets the following criteria: (a) the Cellular Entity in which such Franchise Interest is being acquired is (or would become after giving effect to the acquisition of such Franchise Interest) one of the Borrower's Subsidiaries and (b) such Franchise Interest is located in one of the ten largest MSAs (measured at the time of acquisition by reference to the then most recent Donnelly Marketing Service population estimates).

          "Approved Services Agreement" means the Approved
     Services Agreement dated as of August 1, 1990 between the Borrower and LIN.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible
     Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit A hereto.

          "Attributable Share" means, for purposes of determining the income, Indebtedness, Pops, Operating Cash Flow, Cash
     Equivalents or other measured characteristic of any Person, the percentage ownership interest in such Person held directly or indirectly by the Borrower.

          "AT&T" means AT&T Corporation, a New York corporation.

          "AT&T Merger Agreement" means the Agreement and Plan of Merger dated August 16, 1993 among AT&T, Ridge and McCaw, as in effect on the date hereof, as such agreement may be amended to the extent that any such amendment is not adverse to the rights and remedies of any Agent or any Lender under this Agreement or the ability of the Borrower to perform its obligations hereunder.

          "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Toronto-Dominion in New York, New York, from time to time, as its base rate; provided that, with respect to any Advance that is made during a Year End Period, such rate per annum for such Advance during such period (regardless of whether the Interest Period for such Advance shall extend beyond such period) shall at all times be equal to the higher of such base rate and a rate equal to 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(c).

          "Board of Directors" of any Person means the board of directors of such Person or any duly authorized committee of such board.

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower Restrictive Agreement" has the meaning specified in Section 6.01(q).

          "Borrower's Account" means the account of the Borrower at a depository of the Borrower's choosing and otherwise as designated by the Borrower in a written notice to the Administrative Agent.

          "Borrowing" means a Term Borrowing or a Revolving
     Credit Borrowing.

          "Broadcast Borrower" means LIN Television Corporation, a Delaware corporation.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any LIBO Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any period, the sum of (without duplication) (a) all expenditures during such period for real property or improvements and equipment utilized in a Cellular Business and other business operations, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the entire principal amount of any Indebtedness assumed or incurred in connection with any such expenditures.

          "Capitalized Leases" has the meaning specified in clause (e) of the definition of Indebtedness.

          "Cash Equivalents" means any of the following, to the extent owned free and clear of all Liens: (a) Dollars on hand and in insured demand deposit accounts; (b) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States; (c) certificates of deposit or bankers' acceptances that become payable within one year after the date of issuance and that are issued by (i) any Lender or
     (ii) any other commercial bank organized under the laws of the United States or any state thereof or any other country that is a member of the OECD or any political subdivision of such country and having combined capital and surplus of at least $1,000,000,000; (d) commercial paper issued by any corporation organized under the laws of any state or the United States with a rating of at least "Prime-1" (or the equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the equivalent grade) by Standard & Poor's
     Corporation; and (e) repurchase and reverse repurchase agreements with any securities dealer with respect to securities of the types specified in clauses (a) through (d) in respect of an aggregate principal amount of securities not in excess of $25,000,000 and that are fully collateralized by any of the securities specified in clauses
     (a) through (d) above.

          "CD Lending Office" means, for any Lender, the office of such Lender specified as its "CD Lending Office" opposite its name in Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Cellular Assets" means each Cellular System or
     Franchise Interest owned directly or indirectly by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership.

          "Cellular Business" means the business of operating one or more Cellular Systems and other businesses directly related thereto.

          "Cellular Entity" means a Cellular Licensee, Cellular
     Permittee or Cellular Tentative Selectee.

          "Cellular Licensee" means any Person that is authorized by the FCC to own, control and operate a Cellular System in an MSA or RSA.

          "Cellular Permittee" means a Person that is authorized by the FCC to construct a Cellular System in an MSA or RSA.

          "Cellular System" means a domestic public cellular radio telecommunications service system licensed under Part
     22 of the FCC's Rules.

          "Cellular Tentative Selectee" means a Person designated in a public notice issued by the FCC to become a Cellular
     Permittee unless and until such designation shall have been reversed or revoked by the FCC.

          "Class B Shares" means Class B Common Stock, par value
     $.01, of McCaw.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Commitment" means a Term Commitment or a Revolving
     Credit Commitment.

          "Compliance Certificate" means a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B hereto to be delivered pursuant to Sections
     5.01(j)(iii) and (iv).

          "Confidential Information" has the meaning specified in
     Section 8.10.

          "Consolidated" refers to the consolidation of financial statements in accordance with GAAP.

          "Consolidated Debt" means, for any date of determination, the sum of (without duplication):

               (a) the Consolidated Indebtedness of the Borrower and the Borrower's wholly owned Subsidiaries; and

               (b) the Attributable Share of the Indebtedness of each of the Borrower's other Subsidiaries and each Principal Cellular Partnership;

     provided that Indebtedness owing by one of the Borrower's Subsidiaries or by a Principal Cellular Partnership to the Borrower or to another of the Borrower's Subsidiaries or to another Principal Cellular Partnership or by the Borrower to any of the Borrower's Subsidiaries or to a Principal Cellular Partnership shall not be included in this calculation.

          "Consolidated Debt Service" means, for any date of determination, the sum (without duplication) of all amounts paid during the current fiscal quarter and all amounts scheduled to be paid during the three consecutive fiscal quarters following such current fiscal quarter with respect to:

               (a) scheduled reductions of Consolidated Debt (other than the Facilities) during such current fiscal quarter and of such Consolidated Debt outstanding on the date of determination for each such other fiscal quarter;

               (b)  reductions of the Commitments pursuant to
          Section 2.04(b)(i) of the 1990 Credit Agreement as in effect on the date hereof;

               (c) interest on such Consolidated Debt and the Facilities (excluding amortization of debt discount and expense but including imputed interest on capital lease obligations and assuming, in the case of fluctuating interest rates that cannot be determined in advance, that the rate in effect on the date of determination will remain in effect throughout such period);

               (d) commitment, agency or other fees with respect to such Consolidated Debt and the Facilities (other than, in the case of such other fees, amounts paid to lenders upon the initial incurrence of such Consolidated Debt to induce such lenders to provide such Consolidated Debt);

               (e) dividends and other distributions (other than dividends payable in additional shares of such Preferred Stock) with respect to Preferred Stock outstanding during such current fiscal quarter and with respect to Preferred Stock outstanding on the date of determination for each such other fiscal quarter, after giving effect to any such Preferred Stock proposed on the date of determination to be created and to the concurrent retirement of any other Preferred Stock on such date; and

               (f) all interest rate swap agreements outstanding during such current fiscal quarter and all interest rate swap agreements outstanding on the date of determination for each such other fiscal quarter, less amounts, if any, received during the current fiscal quarter under all interest rate swap agreements and amounts scheduled to be received during each such other fiscal quarter under all interest rate swap agreements outstanding on the date of determination, such calculation to assume that, in the case of such agreements outstanding on the date of determination, the reference rate under each such agreement in effect on the date of determination will remain in effect throughout such period;

     provided that principal and interest in respect of any guarantee for borrowed money shall be deemed to be payable as if (i) the principal amount of such guarantee were subject to the same rate of repayment as the Indebtedness guaranteed and (ii) interest in respect thereof were payable at the same rate as the Indebtedness guaranteed.

          "Consolidated Operating Cash Flow" means, for any period, the sum of (without duplication):

               (a)  Consolidated Operating Cash Flow of the
          Borrower and the Borrower's wholly owned Subsidiaries and

               (b)  the Attributable Share of the Operating Cash
          Flow of each of the Borrower's other Subsidiaries and each Principal Cellular Partnership.

          "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.10.

          "Dallas Partnership" means Metroplex Telephone Company, a partnership organized pursuant to the Dallas Partnership
     Agreement.

          "Dallas Partnership Agreement" means the Amended and Restated Partnership Agreement dated as of November 9, 1984 among LIN Cellular Communications Corporation, D/FW Signal, Inc., MCI Cellular Telephone Co., Cellular Mobile Systems of Texas, Inc. and Mid-America Cellular Systems, Inc.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Party" has the meaning specified in the
Shareholders Agreement   as in effect on February 26, 1990.

          "Disclosed Litigation" has the meaning specified in
Section 3.01(c).

          "Dollars" and the sign "$" each mean lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" set forth opposite its name in Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Economic Ownership" means, for purposes of determining the percentage of Voting Stock legally and beneficially owned by AT&T, (a) all Voting Stock of which AT&T is the sole legal and beneficial owner and (b) a portion of the Voting Stock legally and beneficially owned by a Majority Entity equal to the percentage ownership interest that AT&T holds directly or indirectly in such Majority Entity. Notwithstanding any other provision set forth herein, Voting Stock legally or beneficially owned by an entity that is not a Majority Entity (other than AT&T) shall not be included in the determination of Economic Ownership.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000;
     (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000; (c) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (d) the central bank of any country that is a member of the OECD;
     (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $250,000,000 and (other than in the case of a fund or trust) a combined capital and surplus of at least $100,000,000; and
     (f) any Affiliate of any Lender acceptable to the Borrower; provided that such acceptance by the Borrower shall not be unreasonably withheld (and shall be deemed to be given if the Borrower fails to respond to a written request therefor within ten Business Days after its receipt thereof).

          "Environmental Law" means any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety or to the release of any materials into the environment, including, without limitation, the Clean Air Act, as amended, the Clean Water Act of 1977, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to
     Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to
     Section 4042 of ERISA, or the occurrence of any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal
     Reserve System, as in effect from time to time.

          "Events of Default" has the meaning specified in
     Section 6.01.

          "Excess Cash Flow" means, for any fiscal year, the sum, if positive, of Consolidated Operating Cash Flow for such fiscal year plus the Net Cash Proceeds from extraordinary transactions received by the Borrower or any of the Borrower's wholly owned Subsidiaries and the Attributable Share of the Net Cash Proceeds from extraordinary transactions received by each of the Borrower's other Subsidiaries and each Principal Cellular Partnership during the relevant fiscal year less (without duplication):

               (a)  scheduled repayments and mandatory
          prepayments (other than prepayments in respect of 1990 Commitment reductions pursuant to Section 2.04(b)(iii) of the 1990 Credit Agreement) of principal of Consolidated Debt and dividends and other distributions scheduled to be paid with respect to capital stock included in Consolidated Debt (other than dividends payable in additional shares of such capital stock and any amounts applied to enable LCH to pay dividends on the LCH Preferred Stock);

               (b) voluntary prepayments of principal of the Facilities pursuant to Section 2.07(a) to the extent that such amounts may not be reborrowed pursuant to
          Section 2.01(a) or (b) and voluntary prepayments of principal under Section 2.07(a) of the 1990 Credit Agreement to the extent that such amounts may not be reborrowed pursuant to the terms thereof;

               (c)  premium charges and Interest Expense on
          Consolidated Debt;

               (d) commitment, agency or other fees with respect to Consolidated Debt;

               (e) Capital Expenditures by the Borrower or any of the Borrower's wholly owned Subsidiaries and the Attributable Share of Capital Expenditures by each of the Borrower's other Subsidiaries and each Principal Cellular Partnership; and

               (f) cash expenditures for losses with respect to extraordinary items incurred by the Borrower or any of the Borrower's wholly owned Subsidiaries and the Attributable Share of such cash expenditures for losses incurred by each of the Borrower's other Subsidiaries and each Principal Cellular Partnership;

     in the case of each of clauses (a) through (f) above, to the extent, but only to the extent, that the amounts so deducted are actually paid during such fiscal year.

          "Existing Indebtedness" means the Indebtedness of the Borrower, the Borrower's Subsidiaries and the Principal
     Cellular Partnerships as of the date hereof, as set forth in
     Schedule II hereto.

          "Existing Partnership Agreements" means (a) the Houston
     Partnership Agreement, (b) the Dallas Partnership Agreement,
     (c) the Los Angeles Partnership Agreement and (d) the New
     York Partnership Agreement.

          "Facilities" means the Term Facility and the Revolving
     Credit Facility.

          "FCC" means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

          "FCC License" means any mobile telephone, cellular telephone, mobile satellite, microwave or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC, whether for control, ownership, construction or operation of or provision of service by a Cellular System.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Maturity Date" means the earlier of September
     30, 2000 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

          "Financial Officer" means, as to any Person, the chief executive officer, the chief financial officer, any vice president-finance, the treasurer or the controller of that Person.

          "Franchise" means a franchise, permit or license (including, without limitation, an FCC License), designation (including, without limitation, as a Cellular Tentative Selectee) or certificate granted by the United States or any other country or state or any city, town, county or other municipality (to the extent subject to regulation thereby), public utility commission or public service commission, power company or any other regulatory authority pursuant to which a Person has the right to own, control, construct or operate a Cellular System.

          "Franchise Interest" means a direct or indirect ownership interest in any Person that is a Cellular Entity.

          "GAAP" has the meaning specified in Section 1.03.

          "Geographically Related RSA" means (a) an RSA located adjacent to or within 25 miles of an MSA Cellular System controlled by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership and (b) each of NY-5, NY-6, CT-1 and CA-4, as such terms are defined by the FCC for purposes of Cellular System licensing.

          "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. Section 172.101, materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and
     Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, PCBs or asbestos or materials containing asbestos.

          "Hedge Agreements" means interest rate swap, cap, ceiling, hedge or other interest rate protection agreements designed to hedge against fluctuations in interest rates.

          "Houston Partnership" means Houston Cellular Telephone
     Company.

          "Houston Partnership Agreement" means the Amended and Restated Partnership Agreement dated as of December 12, 1984, among Metro Mobile CTS, Cellular Systems, Inc. and Houston Mobile Cellular Communications Company, as amended through August 1, 1990.

          "Indebtedness" of any Person means (without duplication):

               (a) all indebtedness of such Person for borrowed money;

               (b)  all obligations of such Person for the
          deferred purchase price of capital assets (including amounts owed to sellers of Franchise Interests or Cellular Systems for the acquisition thereof);

               (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance bonds, letters of credit and similar undertakings in connection with the construction, development or operation of a business, to the extent such undertakings do not secure an obligation for borrowed money or the deferred purchase price of property or services);

               (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

               (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized
          Leases"), to the extent properly classified as a liability on the balance sheet of such Person;

               (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or other similar facilities (other than letters of credit and similar undertakings in connection with the construction, development or operation of a business, to the extent such undertakings do not secure an obligation for borrowed money or the deferred purchase price of property or services);

               (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value, any capital stock of such Person or any warrants, rights or options to acquire such capital stock, which obligations shall be valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and, in the case of other such obligations, at the amount that, in light of all the facts and circumstances existing at the time of determination, can reasonably be expected to become payable;

               (h) all Indebtedness referred to in clauses (a) through (g) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
          (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered, but excluding any obligation to make capital contributions to a Principal Cellular Partnership in accordance with the terms of the applicable Existing Partnership Agreement other than an obligation to make such contributions to assure a creditor of such Principal Cellular Partnership against loss), or (iv) otherwise to assure a creditor against loss; and

               (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" has the meaning specified in
     Section 8.04(b).

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Interest Expense" means, for any period, interest expense for such period, including, without limitation, imputed interest on Capitalized Leases, financing fees paid to lenders in connection with Indebtedness permitted by
     Section 5.02(b) (excluding, without limitation, reimbursement of expenses, indemnification or other similar costs) and fees paid to hedge lenders for Hedge Agreements.

          "Interest Period" means, for each Adjusted CD Rate Advance comprising part of the same Borrowing or each LIBO Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a LIBO Rate Advance, one, two or three months and, subject to clause (iv) below, six months, and (b) in the case of an Adjusted CD Rate Advance, 30, 60, 90 or 180 days, as the Borrower, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day (in the case of a LIBO Rate Advance) or the second Business Day (in the case of an Adjusted CD Rate Advance) prior to the first day of such Interest Period, may select; provided, however, that:

               (i)  the Borrower may not select any Interest
          Period that ends after the Final Maturity Date;

               (ii) the Borrower may, subject to Section
          2.02(b)(i), make more than one Borrowing on any Business Day, but Interest Periods commencing on the same date for LIBO Rate Advances or Adjusted CD Rate
          Advances comprising part of the same Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, in the case of the Interest Period for a LIBO Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

               (iv) with respect to LIBO Rate Advances, the Borrower shall not be entitled to elect an Interest Period having a duration of six months if, by the close of business (New York City time) on the third Business Day prior to the first day of such Interest Period, any Appropriate Lender notifies the Administrative Agent (which shall deliver a copy of such notice to the Borrower) that such Lender would be unable to obtain funding for, or that the LIBO Rate will not reflect the cost to such Lender of funding or maintaining, the LIBO Rate Advance to be made by such Lender for the period selected by the Borrower and any such Advances made by the Appropriate Lenders on the first day of such Interest Period shall be Base Rate Advances; following receipt of such notice, the Borrower's right to select Interest Periods of LIBO Rate Advances having a duration of six months shall be suspended until such Lender subsequently notifies the Administrative Agent that the circumstances causing such suspension no longer exist; and

               (v) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in the definition of "Indebtedness" in respect of such Person.

          "LCH" means LCH Communications, Inc., a Delaware corporation.

          "LCH Assets" means all assets of LCH held on the date of the initial borrowing under the 1990 Credit Agreement, including, without limitation, WOTV and all capital stock of LIN-Penn, but excluding all capital stock of LCN.

          "LCH Preferred Stock" means all of LCH's Class A
     Redeemable Preferred Stock.

          "LCN" means LCN Holdings, Inc., a Delaware corporation.

          "Lenders" means the banks and the other financial institutions and investors listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

          "LIBO Lending Office" means, with respect to any Lender, the office of such Lender specified as its "LIBO Lending Office" set forth opposite its name in Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "LIBO Rate" means, for the Interest Period for each LIBO Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to the Reference Lenders by leading banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Lender's LIBO Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period. The LIBO Rate for the Interest Period for each LIBO Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 2.02(b) and 2.09.

          "LIBO Rate Advance" means an Advance that bears interest as provided in Section 2.06(a).

          "LIBO Rate Reserve Percentage" means, for the Interest Period for each LIBO Rate Advance comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Advances is determined) having a term equal to such Interest Period.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but not including any inchoate right of set-off as such.

          "LIN" means LIN Broadcasting Corporation, a Delaware corporation.

          "LIN Cellular Holdings" means LIN Cellular Holdings,
     Inc., a New York corporation.

          "LIN Parties" means the Borrower, LIN Cellular Holdings and LCN.

          "LIN Penn"  means LIN Cellular Communications
     Corporation, a Pennsylvania corporation.

          "LIN Satellite" means LIN Satellite Communications
     Corporation, a Delaware corporation.

          "LIN Share" means each issued and outstanding share of LIN's common stock.

          "Los Angeles Partnership" means Los Angeles Cellular
     Telephone Company.

          "Los Angeles Partnership Agreement" means the
     Partnership Agreement dated as of June 22, 1983 among Los
     Angeles Cellular Corporation and LIN Cellular Communications
     Corporation, as amended through August 1, 1990.

          "Majority Entity" means, with respect to AT&T, any Person of which AT&T legally and beneficially owns more than 50% of the combined voting power of all of such Person's
     Voting Stock.

          "Managing Agents" has the meaning specified in the recital of parties to this Agreement.

          "Material Agreement" means each agreement that is material to the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, any of the Borrower's Subsidiaries or any of the Principal Cellular Partnerships (other than agreements that relate to Indebtedness permitted by Section 5.02(b)).

          "Material Entity" means (i) any entity that individually generated at least 20% of Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters or (ii) any group of entities, none of the members of which individually generated 20% or more of Consolidated Operating Cash Flow for any such period, but that in the aggregate generated at least 20% of Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters.

          "Material Event" means, with respect to the Private Market Value Guarantee, any of the following: (i) the determination of a private market price for LIN Shares pursuant to Section 2(C) thereof; (ii) the execution of an agreement with LIN pursuant to which McCaw will proceed with an Acquisition (as defined in Section 2(D) thereof); (iii) the approval by the public stockholders of LIN of an Acquisition by McCaw as required by Section 2(E) thereof; and (iv) the determination by McCaw to proceed with a sale of LIN pursuant to Section 2(F) thereof.

          "McCaw" means McCaw Cellular Communications, Inc., a
     Delaware corporation.

          "McCaw Family" has the meaning specified in the Shareholders Agreement as in effect on February 26, 1990.

          "Merger" means the merger of Ridge with and into McCaw, with McCaw as the surviving corporation in accordance with the terms set forth in the AT&T Merger Agreement.

          "Minority Entity" means any Person that owns or operates a Cellular Business, other than (a) one of the Borrower's Subsidiaries or a Principal Cellular Partnership, in which any of the Borrower's Subsidiaries holds an equity or other ownership interest and (b) LCH Holdings, Inc., a Delaware corporation.

          "MMM Holdings" means MMM Holdings, Inc., a Delaware corporation.

          "MSA" means a "Metropolitan Statistical Area", as such term is defined and modified by the FCC for purposes of Cellular System licensing.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "1990 Collateral Agent" means the "Collateral Agent", as such term is defined in the 1990 Credit Agreement.

          "1990 Commitments" means the "Commitments", as such term is defined in the 1990 Credit Agreement.

          "1990 Credit Agreement" means the $1,750,000,000 Credit Agreement dated as of August 1, 1990 among the Borrower, Morgan Trust Company of New York, as administrative agent and as arranger, Citibank, N.A., as arranger and collateral agent, Toronto-Dominion, as arranger, and the financial institutions named therein as lenders, as amended by Amendment No. 1 dated as of June 15, 1993 and by the Amendment, and as such agreement may be further amended to the extent that any such amendment is not adverse to the rights and remedies of the Agents or any Lender hereunder or the ability of the Borrower to perform its obligations under this Agreement.

          "1990 Lenders" means the "Lenders", as such term is defined in the 1990 Credit Agreement.

          "1990 Loan Documents" means the 1990 Credit Agreement and the "Security Agreements" and the "Guarantees", in each case as such term is defined in the 1990 Credit Agreement.

          "1990 Required Lenders" means the "Required Lenders", as such term is defined in the 1990 Credit Agreement.

          "Net Cash Proceeds" means, for any sale, lease, transfer or disposition of any asset by any Person or any extraordinary transaction by such Person, the aggregate amount of cash received by or on behalf of such Person for such asset or from such transaction after deducting therefrom: (a) the amount of such proceeds required to be applied to repay Indebtedness incurred by it or any Subsidiary of such Person or any Principal Cellular Partnership or Indebtedness secured by a Lien on any asset so disposed; (b) brokerage commissions, legal fees, finder's fees and other similar fees and commissions; (c) taxes payable on or before the first anniversary of the consummation of such transaction in connection with or as a result of such transaction; and (d) other out-of-pocket costs incurred in connection therewith, in the case of each of clauses (a), (b), (c) and (d) above to the extent, but only to the extent, that the amounts so deducted are, at or about the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Income" means, for any Person and for any period, the net income (or net loss) of such Person for such period;
     provided that such amount shall be adjusted to exclude (to the extent otherwise included therein):

               (a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period and except for normal accruals and reversals in the ordinary course of business;

               (b)  any write-up or write-down of any asset;

               (c)  any net gain from the collection of the
          proceeds of life insurance policies;

               (d) any gain or loss arising from the acquisition of any securities or Indebtedness of such Person and any net loss arising from the exercise of any warrant of such Person;

               (e) any deferred credit representing the excess of equity in any Person at the date of acquisition over the cost of the Investment in such Person;

               (f) any aggregate net gain (or loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities) other than (i) any sale, exchange or other disposition in the ordinary course of business and (ii) any sale, exchange or disposition of equipment utilized in the business of such Person, the ratable share of Net Income of which is included herein;

               (g)  all extraordinary items; and

               (h) any net income that is attributable to an entity that is neither a Subsidiary of such Person nor a Principal Cellular Partnership, other than amounts actually received by such Person as a distribution or a dividend.

          "New York Partnership" means Cellular Telephone
     Company.

          "New York Partnership Agreement" means the Partnership
     Agreement dated as of March 18, 1983 among LIN Cellular
     Communications Corporation, Metromedia, Inc. and Cellular
     Systems, Inc., as amended through August 1, 1990.

          "Notice of Borrowing" has the meaning specified in
     Section 2.02(a).

          "NYPSC" means the New York Public Service Commission or any successor agency or entity performing substantially the same functions.

          "OECD" means the Organization for Economic Cooperation and Development.

          "Operating Cash Flow" means, for any Person for any period, the sum of:

               (a)  the Net Income of such Person for such
          period; plus

               (b) the sum of the following items (to the extent deducted in the computation of such Net Income):

                    (i)  depreciation expense;

                    (ii) amortization expense;

                    (iii)     Interest Expense;

                    (iv) charges for reserves for deferred taxes
               established with respect to such period (less reversals during such period of reserves for deferred taxes); and

                    (v)  other non-cash items.

          "Other Taxes" has the meaning specified in Section
     2.12(b).

          "Parent Restrictive Agreement" has the meaning specified in Section 6.01(q).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

          "Permitted Asset Swap" means any disposition of Cellular Assets (other than any interest in the New York
     Partnership or the Los Angeles Partnership) by the Borrower or any of the Borrower's Subsidiaries meeting the following criteria:

               (a) such disposition shall be in exchange for Approved Cellular Assets that have an aggregate fair market value equivalent to the Cellular Assets disposed of, such determination to be made in the good faith judgment of a Financial Officer of the Borrower and so stated in a certificate of such Financial Officer of the Borrower delivered to the Administrative Agent upon consummation of such disposition and acquisition of Cellular Assets; or

               (b) such disposition shall be for fair value and for cash and shall be followed by an acquisition of Approved Cellular Assets meeting the following criteria: (i) within 30 days after the consummation of such disposition, a Financial Officer of the Borrower shall have delivered a certificate to the Administrative Agent stating that the Borrower or one of the Borrower's Subsidiaries shall have entered into one or more binding agreements to acquire Approved Cellular Assets having an aggregate fair market value equivalent to the Cellular Assets disposed of (such determination to be made in the good faith judgment of such Financial Officer of the Borrower and so stated in such certificate) and (ii) within 270 days after the date on which such binding agreement or agreements have been executed and delivered by the parties thereto, a Financial Officer of the Borrower shall have delivered a certificate to the Administrative Agent stating that the Borrower or one of the Borrower's Subsidiaries shall have consummated such acquisition.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (unless otherwise provided in this definition):

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership under Section
          5.01(b);

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days;

               (c) Liens (other than any Lien imposed by ERISA) or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (to the extent such undertakings do not secure obligations for the payment of borrowed money or the deferred purchase price of property or services);

               (d)  easements, rights of way and other
          encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; and

               (e) judgment Liens that in the aggregate do not exceed $5,000,000, each of which has not been in existence for a period of more than 60 days or the execution of each of which has been stayed pending appeal.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple
     Employer Plan.

          "Pops" means, for any MSA or RSA, the number of residents of such MSA or RSA (as the case may be) as reflected in the Donnelly Marketing Service population estimates for 1989.

          "Preferred Stock" means, for any corporation, capital stock issued by such corporation that is entitled to a preference or a priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Principal Cellular Partnership" means each of the Dallas Partnership, the Houston Partnership, the Los Angeles
     Partnership and the New York Partnership.

          "Private Market Value Guarantee" means the Private
     Market Value Guarantee dated December 11, 1989 between McCaw and LIN.

          "PUC" means any state regulatory agency or body that exercises jurisdiction over the ownership, construction or operation of Cellular Systems.

          "Redeemable" means, with respect to any capital stock, Indebtedness or other right or obligation, any such right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reference Lenders" means Toronto-Dominion and
     Scotiabank.

          "Register" has the meaning specified in Section
     8.07(c).

          "Regulatory Authority" means the FCC, the NYPSC, each other PUC and any other comparable state or local authority that has jurisdiction over the control, ownership, licensing, construction or operation of all or any part of any Cellular System or the provision of service or the charges for such service in any Cellular System.

          "Required Appropriate Lenders" means, for either Facility, at any time, Lenders owed more than 50% of the then aggregate unpaid principal amount of the Advances owing to Lenders under such Facility or, if no such principal amount is outstanding, Lenders having more than 50% of the Commitments for such Facility.

          "Required Lenders" means, at any time, Lenders owed or holding in the aggregate more than 50% of the sum of (a) the then aggregate unpaid principal amount of the Advances plus
     (b) the then aggregate Unused Revolving Credit Commitments.

          "Restrictive Agreement" has the meaning specified in
     Section 6.01(q).

          "Revolving Credit Advance" has the meaning specified in
     Section 2.01(b).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

          "Revolving Credit Commitment" means for each Lender the amount set forth opposite such Lender's name in Schedule I hereto under the heading "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as the same may be reduced pursuant to Section 2.04.

          "Revolving Credit Facility" means the aggregate amount of the Revolving Credit Lenders' Revolving Credit
     Commitments.

          "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

          "Ridge" means Ridge Merger Corporation, a Delaware corporation wholly owned by AT&T.

          "RSA" means a "Rural Service Area", as such term is defined and modified by the FCC for purposes of Cellular
     System licensing.

          "Scotiabank" has the meaning specified in the recital of parties to this Agreement.

          "Senior Debt" means Consolidated Debt, other than
     Subordinated Debt.

          "Severable Equipment" means any addition, modification or improvement to the initial configuration of any Cellular System that may be removed therefrom without diminishing or impairing the function, utility, performance or operating condition of the initial configuration as in effect immediately prior to the making or installation of such addition, modification or improvement.

          "Shareholders Agreement" means the Shareholders Agreement dated as of May 31, 1989 among McCaw, the Trustees under the will of the late Eben D. Jordan, the Trustees of the Taylor Voting Trust, the holders of certain units of the Taylor Voting Trust, Craig O. McCaw, John E. McCaw, Jr., Bruce R. McCaw, Keith W. McCaw and the other parties named therein, as amended from time to time.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.
     The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means all Indebtedness of the Borrower that is subordinated to the obligations of the Borrower under or in respect of the 1990 Loan Documents and this Agreement on terms of subordination no less favorable to the Lenders than the terms set forth on Schedule III hereto, or as the Required Lenders may otherwise agree, and that otherwise contains terms and conditions satisfactory to the Required Lenders (including, without limitation, acceptable amortization schedules).

          "Subscriber Equipment" means any cellular mobile telephones, cellular portable telephones, speakers, mounting hardware, subscriber test equipment and similar subscriber equipment.

          "Subsidiary" of any Person means (a) any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries and (b) any partnership, joint venture, trust, estate or other association of which more than 50% of the equity interests having the power to vote to direct or control the management of such partnership, joint venture, trust, estate or other association is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Supermajority Lenders" means, at any time, Lenders owed or holding in the aggregate at least 66-2/3% of the sum of (a) the then aggregate unpaid principal amount of the Advances plus (b) the then aggregate Unused Revolving Credit Commitments.

          "Tax Sharing Agreement" means the Tax Sharing Agreement dated August 10, 1990 between LIN and the Borrower.

          "Taxes" has the meaning specified in Section 2.12(a).

          "Term Advance" has the meaning specified in Section
     2.01(a).

          "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term
     Lenders.

          "Term Commitment" means for each Lender the amount set forth opposite such Lender's name in Schedule I hereto under the heading "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as the same may be reduced pursuant to Section 2.04.

          "Term Facility" means the aggregate amount of the Term
     Lenders' Term Commitments.

          "Term Lender" means any Lender that has a Term
     Commitment.

          "TD (Texas)" has the meaning specified in the recital of parties to this Agreement.

          "Toronto-Dominion" has the meaning specified in the recital of parties to this Agreement.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate, Advances bearing interest at the LIBO Rate and Advances bearing interest at the Adjusted CD Rate.

          "Unused Revolving Credit Commitments" means, with respect to any Revolving Credit Lender at any time, such Lender's Revolving Credit Commitment at such time minus the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time.

          "United States" means the United States of America.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in
     Section 3(1) of ERISA, maintained for employees of the Borrower or any of its ERISA Affiliates.

          "Withdrawal Liability" has the meaning given such term under Part 1 of Subtitle E of Part IV of ERISA.

          "WOTV" means television station WOTV broadcasting from Grand Rapids, Michigan and the assets related thereto.

          "Year End Period" means the period from December 15th of any year through January 15th of the following year.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

          SECTION 1.03. Accounting Terms and Computations. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP"). Unless otherwise provided herein, all computations and calculations to be made under this Agreement, including, without limitation, computations under Section 5.03, shall be made in accordance with GAAP.



                            ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Advances. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on any Business Day during the period from the date hereof until June 30, 1994 in an amount not to exceed such Lender's Term Commitment on such Business Day. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be re-borrowed.

          (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Final Maturity Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment on such Business Day. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $50,000,000 or an integral multiple of $50,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(b), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(b).

          SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice given not later than 11:00 A.M. (New York City time) on the third Business Day (in the case of a LIBO Rate Advance), on the second Business Day (in the case of an Adjusted CD Rate Advance), or on the Business Day (in the case of a Base Rate Advance) prior to the date of the proposed Borrowing by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier.
Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephonic notice, confirmed immediately in writing by telecopier, in substantially the form of Exhibit C hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is being made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) purpose or purposes for which the proceeds of such Borrowing will be used and (vi) Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBO Rate Advances or Adjusted CD Rate Advances, the Administrative Agent shall promptly notify each Appropriate Lender of the applicable interest rate under Section 2.06(a) or (b). Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

          (b)  Notwithstanding the foregoing:

          (i) the Borrower shall not be entitled to make a Borrowing if, after giving effect to such Borrowing, there would be outstanding more than ten different Borrowings that bear interest at the LIBO Rate or the Adjusted CD Rate;

          (ii) if any Appropriate Lender shall, at least one Business Day before the date of any requested Borrowing to bear interest at the LIBO Rate, or at any other time from time to time, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its LIBO Lending Office to perform its obligations hereunder to make LIBO Rate Advances or to fund or maintain LIBO Rate Advances hereunder, the right of the Borrower to select LIBO Rate Advances for such Borrowing or any subsequent Borrowing or to Convert any Advances into LIBO Rate Advances shall be suspended until such Lender shall notify the Administrative Agent that the circumstances that caused such suspension no longer exist, and each Advance comprising such Borrowing shall be or Convert into (on the last day of the then existing Interest Period therefor), as the case may be, a Base Rate Advance;

          (iii) if neither Reference Lender furnishes timely information to the Administrative Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the
     LIBO Rate for any LIBO Rate Advances, comprising any requested Borrowing:

               (A)  the Administrative Agent shall promptly
          notify the Borrower and the Lenders that the interest rate cannot be determined for such Adjusted CD Rate Advances or LIBO Rate Advances (as the case may be);

               (B) the right of the Borrower to select Adjusted CD Rate Advances or LIBO Rate Advances (as the case may be) for such Borrowing or any subsequent Borrowing or to Convert any Advances into Adjusted CD Rate Advances or LIBO Rate Advances (as the case may be) shall be automatically suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances that caused such suspension no longer exist; and

               (C) each Advance comprising such Borrowing shall be or Convert into (on the last day of the then existing Interest Period therefor), as the case may be, a Base Rate Advance; and

          (iv) if the Required Appropriate Lenders shall, at least one Business Day before the date of any requested Borrowing to bear interest at the LIBO Rate, or at any other time from time to time, notify the Administrative Agent that the LIBO Rate for LIBO Rate Advances for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective LIBO Rate Advances for such Interest Period, the right of the Borrower to select LIBO Rate Advances for such Borrowing or any subsequent Borrowing or to Convert any Advances into LIBO Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances that caused such suspension no longer exist, and each Advance comprising such Borrowing shall be or Convert into (on the last day of the then existing Interest Period therefor), as the case may be, a Base Rate Advance.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Adjusted CD Rate Advances or LIBO Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement and the Borrower shall no longer be obligated to repay such amount to the Administrative Agent.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Fees.  (a)   Facility Fees.  The
Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment payable on the date of execution of this Agreement by the parties hereto, at a rate equal to 1-1/2%.

          (b) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders a commitment fee on the average daily unused portion of each Lender's Commitments from the date of the Borrower's acceptance of each such Lender's Commitment in the case of each Lender that is a signatory hereto, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Final Maturity Date at the rate of 3/4 of 1% per annum, payable in arrears on the date of execution of this Agreement by the parties hereto, and thereafter quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 1994 and on the Final Maturity Date.

          (c)  Agents' Fees.  The Borrower shall pay to the
Managing Agents and the Administrative Agent for their own accounts such fees as may from time to time be agreed between the Borrower and the Managing Agents and the Administrative Agent, respectively.

          SECTION 2.04. Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the Term Commitments and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in the minimum aggregate amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b) Mandatory. Upon repayment in full of all amounts outstanding under the 1990 Credit Agreement and the termination of the 1990 Commitments in accordance with the terms of the 1990 Credit Agreement, each of the Term Facility and the Revolving Credit Facility shall thereafter be automatically and permanently reduced upon (x) any sale, lease, transfer or other disposition of assets of the Borrower or any of the Borrower's Subsidiaries (other than dispositions of assets (other than Franchise Interests) in the ordinary course of business and Permitted Asset Swaps) and (y) the failure of any disposition of assets to continue to constitute a Permitted Asset Swap, in each case by an amount equal to the Net Cash Proceeds of the assets so sold, leased, transferred or otherwise disposed of, such reduction to be allocated to the Facilities first, to prepay ratably the aggregate outstanding principal amount of the Term Advances, and second, to permanently reduce, ratably, the Revolving Credit Facility.

          SECTION 2.05.  Repayment.  The Borrower shall repay to
the Administrative Agent for the account of the Lenders the outstanding principal amount of each Advance on the Final
Maturity Date.

          SECTION 2.06. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) LIBO Rate Advances. If such Advance is a LIBO Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of (i) the LIBO Rate for such Interest Period for such Advance plus (ii) the Applicable Margin in effect from time to time on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period (or, if there is no numerically corresponding day in such third month, the last day of such month).

          (b) Adjusted CD Rate Advances. If such Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of (i) the Adjusted CD Rate for such Interest Period for such Advance plus (ii) the Applicable Margin in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period.

          (c) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of March, June, September and December in each fiscal year of the Borrower and on the date such Base Rate Advance shall be Converted or paid in full.

          (d) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender, and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on the dates referred to in subsection (a), (b) or (c) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to subsection (a), (b) or (c) above or, in the case of such other amounts, above the rate per annum required to be paid on Base Rate Advances pursuant to subsection (c) above.

          SECTION 2.07. Prepayments. (a) Optional. After making any mandatory reduction of the 1990 Commitments or any mandatory prepayments under the 1990 Credit Agreement pursuant to Sections 2.04(b) or 2.07(b) of the 1990 Credit Agreement, respectively, the Borrower may, upon at least one Business Day's notice with respect to Base Rate Advances and five Business Days' notice with respect to LIBO Rate Advances and Adjusted CD Rate Advances to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $20,000,000 or an integral multiple of $10,000,000 in excess thereof and (ii) in the event any prepayment of a LIBO Rate Advance or an Adjusted CD Rate Advance shall be made on any day other than on the last day of the Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          (b) Mandatory Prepayments. (i) Upon repayment in full of all amounts outstanding under the 1990 Credit Agreement and the termination of the 1990 Commitments in accordance with the terms of the 1990 Credit Agreement, the Borrower shall thereafter, upon any sale, lease, transfer, or other disposition of assets (other than dispositions of assets (other than Franchise Interests) in the ordinary course of business and Permitted Asset Swaps) prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to such Net Cash Proceeds. Each such prepayment shall be applied first, ratably to the Term Facility and second, ratably to the Revolving Credit Facility.

          (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.


          SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that (i) any Conversion of any Adjusted CD Rate Advances or LIBO Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Adjusted CD Rate Advances or LIBO Rate Advances, (ii) any Conversion of any Adjusted CD Rate Advances or LIBO Rate Advances into Base Rate Advances shall be in an amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (iii) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Advances to be Converted and (z) if such Conversion is into Adjusted CD Rate Advances or LIBO Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory. If the Borrower shall fail to select the duration of any Interest Period for any Adjusted CD Rate Advances or any LIBO Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          SECTION 2.09. Interest Rate Determination. (a) Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate or LIBO Rate, as applicable. Subject to Section 2.02(b)(iii), if any one of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Lender.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a), (b) or (c) and the applicable rate, if any, furnished by each Reference Lender for the purpose of determining the applicable interest rate under Section 2.06(a) or (b).

          SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Adjusted CD Rate Reserve Percentage or the LIBO Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or LIBO Rate Advances (as the case may be), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) Upon the occurrence and during the continuance of any Default, (i) each Adjusted CD Rate Advance and LIBO Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lender to make, or to Convert Advances into, Adjusted CD Rate Advances and LIBO Rate Advances shall be suspended.

          SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal or interest, commitment fees or any other obligation then payable hereunder to more than one Lender, to such Lenders for the account of their Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and
(ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Advances under circumstances for which this Agreement does not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent (i) shall, prior to any distribution of such funds, notify the Borrower that it has received such funds and
(ii) may, on the Business Day following delivery of such notice to the Borrower, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of all outstanding Advances, in prepayment or repayment of such of the outstanding Advances or other obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (d) All computations of interest based on the Base Rate, the Adjusted CD Rate, the LIBO Rate or the Federal Funds Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes measured by its net income that are imposed on it by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or qualified to do business or any political subdivision thereof and, in the case of each Lender, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and excluding any gross receipts tax imposed on an Agent or Lender (as the case may be) in lieu of a net income tax by a jurisdiction (other than the United States) under the laws of which such Agent or Lender is organized, is qualified to do business or has its Applicable Lending Office or any political subdivision of any such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, the Borrower will furnish, or will cause such payor to furnish, to the Administrative Agent, at such address, a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e) hereof, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or by the Administrative Agent (but only so long as such Lender remains lawfully able to do so), provide the Borrower and the Administrative Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by an initial Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes in the case of such initial Lender and in the case of any assignee of such initial Lender (to the extent interest payments to such assignee are subject to withholding tax on the date of the Assignment and Acceptance pursuant to which such assignee became a Lender hereunder). In addition, if the form provided by any assignee Lender on the date of the Assignment and Acceptance pursuant to which such Lender became a Lender indicates a United States interest withholding tax at a rate in excess of the rate of such tax applicable to the assignor Lender on such date, the increase in such rate shall also be excluded from Taxes in the case of such assignee Lender. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e), including any failure to provide confidential information on such form pursuant to subsection (e) (other than any failure to provide a form or information that is due to a change in law occurring after the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under subsection (e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.12 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

          (h) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it under any Facility (other than pursuant to Section 2.10, 2.12 or 8.04(c)) in excess of its ratable share of payments on account of the Advances under such Facility obtained by all the Appropriate Lenders, such Lender shall forthwith purchase from the other Appropriate Lenders such participations in the Advances under such Facility owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Appropriate Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay transaction fees and expenses, to finance or refinance, as the case may be, the acquisition of certain interests in and to the Cellular Entities serving the New York, New York MSA and the Litchfield, Connecticut RSA, respectively (such acquisitions, the "Acquisitions"), and for general corporate purposes.

          SECTION 2.15. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made, the Type of Advances comprising such Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.


                           ARTICLE III

                      CONDITIONS OF LENDING

          SECTION 3.01.  Conditions Precedent to Initial
Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent:

          (a) The AT&T Merger Agreement shall be in full force and effect and shall not have been terminated.

          (b) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any Principal Cellular Partnership or in the cellular industry generally since March 31, 1994.

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any LIN Party, any of the Borrower's other Subsidiaries or any Principal Cellular Partnership or the cellular industry generally pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any Principal Cellular Partnership, (ii) could, in the good faith judgment of the Lenders, have a material adverse effect on (a) the rights and remedies of the Agents or the Lenders under this Agreement or (b) the ability of any LIN Party to perform its obligations under this Agreement or the consummation of transactions contemplated hereby (other than the matters set forth in Schedule IV (the "Disclosed Litigation"), including, without limitation, the Acquisitions, or (iii) purports to affect the legality, validity or enforceability of the Merger, this Agreement or the confirmation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, or any Principal Cellular Partnership, of the Disclosed Litigation from that described on Schedule IV hereto.

          (d) The Borrower shall have paid all accrued fees and expenses of the Agents and the Lenders (including, without limitation, the accrued fees and expenses of counsel to the Managing Agents).

          (e) All governmental consents and approvals and third party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the Acquisitions, shall have been obtained (without the imposition of any conditions or contingencies that are not acceptable to the Lenders) and shall remain in full force and effect (except as set forth on Schedule VI), and all applicable waiting periods shall have expired without any action being taken by any competent authority and no law or regulation shall be applicable that, in the good faith judgment of the Lenders, restrains, prevents or imposes materially adverse conditions upon this Agreement and the transactions contemplated hereby (including, without limitation, the Acquisitions) (except as set forth on Schedule VI).

          (f)  The 1990 Required Lenders shall have executed the
     Amendment and the Amendment shall be in full force and effect.

          (g) The Administrative Agent shall have received on or before the date of the initial Borrowing (unless otherwise specified) the following, each dated (unless otherwise specified) such date of delivery, in form and substance satisfactory to the Lenders (unless otherwise specified), and in sufficient copies for each Lender (unless otherwise specified):

               (i) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Acquisitions, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Acquisitions.

               (ii) A copy of the charter of the Borrower and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing hereunder) by the Secretary of State of Delaware as being a true and correct copy thereof.

               (iii) A copy of a certificate of the Secretary of State of the Borrower's state of incorporation, dated reasonably near the date of the initial Borrowing, listing the charter of the Borrower and each amendment thereto on file in his office and certifying that (A) the Borrower has paid all franchise taxes to the date of such certificate and (B) the Borrower is duly incorporated and in good standing under the laws of such state.

               (iv) A telegram from the Secretary of State of the Borrower's state of incorporation dated on or about the date of the initial Borrowing certifying that the Borrower is a presently subsisting corporation in such state and in good standing under the laws of such state.

               (v) A certificate of the Borrower, signed on behalf of the Borrower by its president or a vice president and its secretary or any assistant secretary, dated the date of the initial Borrowing (the statements made in which shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower since the date of the certificate referred to in Section 3.01(g)(iii), (B) a true and correct copy of the bylaws of the Borrower as in effect on the date of the initial Borrowing, (C) the due incorporation and good standing of the Borrower, as a corporation organized under the laws of its state of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower, (D) the truth of the representations and warranties contained in this Agreement as though made on and as of the date of the initial Borrowing and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

               (vi) A certificate of the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower signing this Agreement and the other documents to be delivered hereunder.

               (vii)     A certified copy of the Amendment, in
          substantially the form of Exhibit D hereto, duly executed by the parties thereto.

               (viii)    Such financial, business and other
          information regarding each LIN Party and its respective Subsidiaries and each Principal Cellular Partnership as any Lender shall have requested, including, without limitation, information as to possible contingent liabilities, tax information, environmental information, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1993 and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available; provided, however, that no Lender shall be entitled to receive any such information if the Borrower reasonably believes that the disclosure of such information to such Lender would violate the confidentiality provisions of an Existing Partnership Agreement.

               (ix) Certificates and letters attesting to the Solvency of the Borrower after giving effect to the transactions contemplated hereby, from the Borrower's chief financial officer, such certificate to be substantially in the form of Exhibit E.

               (x) A certificate of the Borrower having attached thereto a true and correct copy of each of the Material Agreements and all amendments thereto (such copies to be retained by the Administrative Agent; provided that any Lender may, at any reasonable time and upon reasonable notice to the Administrative Agent, examine such copies).

               (xi) A favorable opinion of Andrew A. Quartner, Vice President-Law of the Borrower, in substantially the form of Exhibit F hereto, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (xii)     Favorable opinions of Cathleen Massey,
          Esq., FCC counsel to the Borrower, in substantially the form of Exhibit G hereto, and of Scott Morris, Vice-President Law of McCaw, PUC counsel to the Borrower, in substantially the form of Exhibit H hereto, and as to such other matters as any Lender through the Administrative Agent may reasonably request and such other favorable opinions of such other FCC and PUC counsel as any Lender through the Administrative Agent may reasonably request.

               (xiii)    A favorable opinion of Shearman &
          Sterling, special counsel to the Managing Agents, in substantially the form of Exhibit I hereto.

               (xiv)     Such other documents as any Lender
          through the Administrative Agent may reasonably request.

          SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Appropriate Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or, in the event that the Borrower does not deliver a Notice of Borrowing, the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (a) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default;
     and

          (b) such Borrowing has been duly authorized by all necessary corporate action.

          SECTION 3.03. Conditions Precedent to Certain Borrowings. The obligation of each Appropriate Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) that would increase the aggregate outstanding amount of Advances owing to such Lender immediately prior to the making of such Advance shall be subject to the further condition precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in this Agreement are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty by its terms relates to a specified prior date; and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request; provided that the obligations of each Lender to make an Advance pursuant to Section 8.04(d) shall be absolute and unconditional and shall be made by such Lender notwithstanding the failure of the Borrower to satisfy any condition set forth in Section 3.02 or 3.03.

          SECTION 3.04. Determinations Under Sections 3.01, 3.02 and 3.03. For purposes of determining compliance with the conditions specified in Section 3.01, or, in the case of the initial Borrowing, Sections 3.02 or 3.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to a Borrowing specifying its objection thereto (unless such objection shall have been withdrawn by notice to the Administrative Agent to that effect or such Lender shall have made available to the Administrative Agent such Lender's ratable portion of such Borrowing (as the case may be)).




                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

          (a)  Organization of the Loan Parties.  Each LIN Party
     (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on its business, condition (financial or otherwise), operations, properties or prospects and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Organization of the Borrower's Subsidiaries, the Principal Cellular Partnerships and Minority Entities. Set forth in Schedule V hereto is a complete and accurate list, as of the date hereof, of all of the Borrower's Subsidiaries, the Principal Cellular Partnerships and all of the Minority Entities, showing as of the date hereof (as to each such Person) (i) for each of the Borrower's Subsidiaries, the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof and (ii) for each Principal Cellular Partnership and each Minority Entity, the percentage of equity interests owned by, and the percentage of voting power held by, the Borrower or one of the Borrower's Subsidiaries. All of the outstanding capital stock of all of the Borrower's Subsidiaries has been validly issued, is fully paid and non-assessable and all such shares are owned directly or indirectly by the Borrower, free and clear of all Liens (other than Liens created by the 1990 Loan Documents and the rights created by the instruments referred to in Schedule X hereto). Each of the Borrower's Subsidiaries and each Principal Cellular Partnership (i) is a corporation or partnership (as the case may be) duly organized, validly existing and, with respect to the Borrower's corporate Subsidiaries, in good standing under the laws of the jurisdiction of its incorporation or formation (as the case may be), (ii) is, in the case of the Borrower's corporate Subsidiaries, duly qualified as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a material adverse effect on its business, condition (financial or otherwise), operations, properties or prospects and (iii) has all requisite corporate or partnership power and authority (as the case may be) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) Compliance with Law. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the other transactions contemplated hereby are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action and do not and will not upon the consummation thereof (i) contravene the charter or bylaws of the Borrower, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended, and the Communications Act of 1934, as amended), rule, regulation (including, without limitation, Regulations X and G of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust, lease, material contract, agreement or instrument binding on or affecting the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership or any of their respective properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership. No LIN Party, Subsidiary of such LIN Party or Principal Cellular Partnership is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease, contract, agreement or credit instrument, the violation or breach of which could have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity.

          (d) Approvals. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party (including, without limitation, all Regulatory Authorities) is required for the due execution, delivery and performance by the Borrower of this Agreement, the Acquisitions or for the consummation of the other transactions contemplated hereby or thereby, except as otherwise noted on Schedule VI. All applicable waiting periods in connection with the Acquisitions and the other transactions contemplated hereby have expired, or prior to the consummation thereof will have expired, without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisitions or the rights of any LIN Party, any of such LIN Party's Subsidiaries or any Principal Cellular Partnership freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them, except as otherwise set forth in Schedule VI hereto.

          (e) Legal Effect. This Agreement has been duly executed by the Borrower. This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (f) Financial Information. (i) The Consolidated balance sheets of LIN and LIN's Subsidiaries as at December 31, 1993, and the related Consolidated statements of income, stockholders' equity and cash flows of LIN and LIN's Subsidiaries for the fiscal year then ended, and the combined balance sheets of LIN's unconsolidated Affiliates as at December 31, 1993, and the related combined statements of income, partners' equity and cash flows of LIN's unconsolidated Affiliates for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and (ii) the Consolidated condensed balance sheets of LIN and LIN's Subsidiaries as at March 31, 1994, and the related Consolidated statements of income and cash flows of LIN and LIN's Subsidiaries for the three months then ended, duly certified by a Financial Officer of the Borrower, copies of which have been furnished to each Lender, present fairly, in all material respects, subject, in the case of said balance sheets as at March 31, 1994, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial position of LIN and LIN's Subsidiaries and the consolidated results of operations and cash flows and the combined financial position of LIN's unconsolidated Affiliates and the combined results of operations and cash flows, in each case as at such dates and for the periods ended on such dates, all in conformity with GAAP, and, since March 31, 1994, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, LIN Cellular Holdings, the New York Partnership, the Los Angeles Partnership or any other Material Entity or in the cellular industry generally.

          (g) Pro Forma Financial Information. The combined pro forma balance sheet of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships (prepared on an Attributable Share basis) as at March 31, 1994, certified by a Financial Officer of the Borrower, copies of which have been furnished to each Lender, presents fairly, in all material respects, the combined pro forma financial position of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships (as described above) as at such date, giving effect to the consummation of the transactions contemplated hereby, all in conformity with GAAP other than such financial information, which has been presented on an Attributable Share basis.

          (h) Disclosure. No information, exhibit or report furnished by any LIN Party to any Agent or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to financial projections and forecasts included therein, the Borrower represents that such projections and forecasts were prepared in good faith based on the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such projections and forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (i) Material Litigation. Other than the Disclosed Litigation, there is no action, suit, investigation, litigation or proceeding affecting any LIN Party, any of such LIN Party's Subsidiaries or any Principal Cellular Partnership pending or threatened before any court, arbitrator, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could have a material adverse effect on (i) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the New York Partnership, the Los Angeles Partnership or any other Material Entity,
     (ii) the rights and remedies of the Agents or the Lenders under this Agreement or (iii) the ability of the Borrower to perform its obligations under this Agreement, or that purports to affect the legality, validity or enforceability of this Agreement, or the consummation of the transactions contemplated hereby; and there has been no adverse change in the status, or financial effect on the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, of the Disclosed Litigation from that described on Schedule IV.

          (j) ERISA Plans. Set forth in Schedule VII hereto is a complete and accurate list, as of the date hereof, of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of the Borrower or any of the Borrower's Subsidiaries and all Welfare Plans that provide health or medical benefits to former employees of the Borrower or any of the Borrower's Subsidiaries.

          (k) No Reportable Event. As of the date hereof, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (l) Plan Funding. Schedule B (Actuarial Information) to the 1992 annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (m) Post Retirement Benefit Obligations. Except as set forth on the Borrower's financial statements provided under Section 3.01(g)(viii), the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (n) No Catastrophic Events. Neither the business nor the properties of any LIN Party, any of such LIN Party's Subsidiaries or any Principal Cellular Partnership are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity.

          (o) Compliance with Environmental Law. The operations and properties of each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership comply in all material respects with all Environmental Laws and neither utilize, contain nor are affected by any Hazardous Materials that are not treated in compliance with all Environmental Laws, and no LIN Party, or any of such LIN Party's Subsidiaries or any Principal Cellular Partnership has any material liability, contingent or otherwise, under any Environmental Law.

          (p) No Burdensome Agreements. No LIN Party, Subsidiary of such LIN Party or Principal Cellular Partnership is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate restriction or partnership restriction that could have a material adverse effect on (i) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, (ii) the rights and remedies of the Agents or the Lenders under this Agreement or (iii) the ability of the Borrower to carry out its obligations under this Agreement.

          (q) Taxes. Each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership has caused to be filed or has been included in all tax returns (Federal, state and local) required to be filed by or with respect to each such Person or its property and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (r) Investment Company Act of 1940. No LIN Party or Subsidiary of such LIN Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower nor the consummation of the other transactions contemplated hereby will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (s)  Solvency.  The Borrower is Solvent.

          (t) Condition of System. All of the material properties, equipment and systems of each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership are, and all material properties, equipment and systems to be added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition and are and will be in material compliance with all applicable standards, rules or requirements imposed by (i) any governmental agency or authority (including, without limitation, any Regulatory Authority), (ii) any material Franchise and (iii) any agreements with telephone companies.

          (u) Fees. Each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership has paid all franchise, license or other fees and charges that have become due pursuant to any material Franchise in respect of its Cellular Businesses and has made adequate provisions for any such fees and charges that have accrued, except where the failure to pay such fees and charges would not be reasonably likely to (i) have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity or (ii) result in the revocation, termination or adverse modification of a material Franchise held by such LIN Party, such Subsidiary or such Principal Cellular Partnership.

          (v) Public Utility Holding Company Act. No LIN Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (w) Capital Stock. On the date hereof, the authorized capital stock of the Borrower consists of 50,000 shares of common stock, par value $1.00 per share, of which 300 shares are issued and outstanding. All of such outstanding common stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by LCN free and clear of all Liens (other than Liens created by the 1990 Loan Documents). On the date hereof, there are no commitments by the Borrower for the sale or other disposition of, and no outstanding options to purchase, any of its capital stock. Neither the Borrower nor any of the Borrower's Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock except as permitted under Section 5.02(f)(ii).

          (x) No Limitations on Dividends and Distributions. No LIN Party, Subsidiary of such LIN Party or Principal Cellular Partnership is subject or party to any agreement, Lien, charter, bylaw, partnership, regulatory or other provision (except for applicable statutory corporate law) restricting, directly or indirectly, the payment of dividends by such LIN Party's Subsidiary or the making of distributions, advances or other cash payments by any such Subsidiary or Principal Cellular Partnership other than the limitations contained in the agreements set forth in
     Schedule VIII hereto.

          (y) Licenses. Each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership has obtained all necessary Franchises from, and has filed all required registrations, applications, reports and other documents with, all Regulatory Authorities for its respective businesses as currently conducted. Each such Franchise is valid and in full force and effect; no event has occurred that would be reasonably likely to (i) result in the revocation, termination or adverse modification of any such Franchise, or (ii) affect materially and adversely any rights of the Borrower or any Principal Cellular Partnership thereunder; no such Person has any reason to believe that such Franchises will not be renewed in the ordinary course; and each such Person has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all their Cellular Systems in compliance with all applicable technical standards and construction requirements and deadlines of any applicable Regulatory Authority.

          (z) Regulation of the Lenders. Neither any Agent nor any Lender will, by reason of the execution, delivery and performance (other than the enforcement of remedies) of this Agreement, be subject to the regulation or control of either the FCC or any other Regulatory Authority.

          (aa) Existing Indebtedness. Set forth in Schedule II hereto is a complete and accurate list of all Existing
     Indebtedness, showing as of the date hereof the principal amount outstanding thereunder.

          (bb) Material Agreements. Set forth in Schedule IX hereto is a complete and accurate list of all Material Agreements as of the date hereof, showing the parties, subject matter and term thereof. Each Material Agreement set forth in such Schedule IX has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (other than as indicated on Schedule IX hereto and as permitted by Section 5.02(l)), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and, to the Borrower's knowledge, there exists no default under any Material Agreement by any party thereto. Each such Material Agreement complies with all applicable rules, regulations and standards of the FCC and other Regulatory Authorities.

          (cc) Ownership. Schedule V hereto sets forth as of the date hereof a complete and correct list of (i) each Cellular Entity in which any of the Borrower's Subsidiaries or any Principal Cellular Partnership has a Franchise Interest showing whether such Entity is a Cellular Licensee, Cellular Permittee or Cellular Tentative Selectee, (ii) each MSA or RSA that such Cellular Entity is authorized to serve, (iii) the name of each of the Borrower's Subsidiaries and each Principal Cellular Partnership that owns any such Franchise Interest, (iv) the form, class and percentage ownership and voting interest of each of the Borrower's Subsidiaries and each Principal Cellular Partnership in such Cellular Entity,
     (v) the population of each MSA or RSA authorized to be served by each such Cellular Entity according to the Donnelly Marketing Service population estimates for 1989,
     (vi) the expiration date, if any, of the Franchise of such Cellular Entity, (vii) to the extent not otherwise set forth in Schedule V, each ownership interest of any of the Borrower's Subsidiaries or any Principal Cellular Partnership in any Person, and the form, class and percentage of such ownership interest and (viii) the percentage of all outstanding Franchise Interests owned or subject to any agreement to purchase or sell or any option, put or call to which the Borrower or any of the Borrower's Subsidiaries or any Principal Cellular Partnership is a party.

          (dd) Title to Property. Each LIN Party, each of such LIN Party's Subsidiaries and each Principal Cellular Partnership has good and sufficient title to its respective properties and assets free and clear of all Liens, other than Liens created or permitted by the 1990 Loan Documents.

          (ee) Deposit Accounts. Neither the Borrower nor any of the Borrower's Subsidiaries has any deposit accounts other than the deposit accounts expressly permitted under the 1990
     Credit Agreement.




                            ARTICLE V

                    COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required
Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. (i) Comply, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to comply, in all material respects, with all applicable law, rules, regulations and orders, such compliance to include, without limitation, compliance with the Communications Act of 1934, as amended, ERISA, all applicable Environmental Law and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended, and (ii) obtain and maintain, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to obtain and maintain, all licenses, permits, franchises or other governmental authorizations and approvals necessary to own, acquire or dispose of their respective properties, to conduct their respective businesses or to comply with the FCC's or any other Regulatory Authority's construction, operating and reporting requirements, the violation of which or the failure to obtain or maintain which could materially adversely affect the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon such Person or upon such Person's property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of the Borrower's Subsidiaries nor any Principal Cellular Partnership shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c) Maintenance of Insurance. Maintain, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, such Subsidiary or such Principal Cellular Partnership operates.

          (d) Preservation of Corporate and Partnership Existence, Etc. Preserve and maintain, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises; provided, however, that neither the Borrower, nor any of the Borrower's Subsidiaries nor any Principal Cellular Partnership shall be required to preserve any right or franchise (other than any Franchise and the corporate or partnership existence of any Person, the equity interest of which are subject to the Security Agreements) if the Board of Directors of the Borrower or such corporate Subsidiary or the partnership committee of such other Subsidiary or Principal Cellular Partnership shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower, such Subsidiary or such Principal Cellular Partnership (as the case may be) and if the loss thereof is not disadvantageous in any material respect to the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity or to the Lenders.

          (e) Visitation Rights. At any reasonable time and from time to time and upon prior reasonable notice to the Borrower, permit any Agent, any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, any of the Borrower's Subsidiaries and any Principal Cellular Partnership and to discuss the affairs, finances and accounts of the Borrower, any of the Borrower's Subsidiaries and any Principal Cellular Partnership with any of their officers or directors or partners (as the case may be) and with their independent certified public accountants; provided, however, that, to the extent any such actions are prohibited by the terms of any Existing Partnership Agreement, the Borrower shall use its best efforts to obtain the consent of the other parties thereto to such actions.

          (f) Keeping of Books. Keep, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, each such Subsidiary and each such Principal Cellular Partnership in accordance with GAAP.

          (g) Maintenance of Properties, Etc. (i) Maintain and preserve, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to maintain and preserve, all of its properties that are then useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and, from time to time, make or cause to be made all appropriate and proper repairs, renewals, replacements, additions and improvements thereto and keep all systems and equipment that are then subject to compliance with any standards or rules (including, without limitation, compliance with requirements as to the time periods in which system construction must be completed) imposed by any governmental agency or authority (including, without limitation, the FCC or any other Regulatory Authority) in material compliance with such standards or rules, (ii) install and maintain all equipment and systems, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to install and maintain all equipment and systems in compliance with any material requirement (x) imposed under FCC or any other Regulatory Authority regulations, permits, or licenses or (y) under agreements affecting the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership and (iii) maintain, preserve, protect and renew, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to maintain, preserve, protect and renew, all material Franchises, service marks, trademarks and trade names held by any of them that are useful or necessary to operate their respective Cellular Systems.

          (h) Performance of Material Agreements. Perform and observe all the terms and provisions of each Material Agreement to be performed or observed by it, maintain each such Material Agreement in full force and effect, enforce each such Material Agreement in accordance with its terms in a manner consistent with the Borrower's best interests (such determination to be made in the reasonable judgment of the Required Lenders), take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and is consistent with the terms of such Material Agreement and, upon request of the Administrative Agent, make to each other party to each such Material Agreement such demands and requests for information and reports or for action as the Borrower is entitled to make under such Material Agreement, and cause each of the Borrower's Subsidiaries and each Principal Cellular Partnership to do so. Notwithstanding the foregoing, nothing in this Section 5.01(h) shall prevent the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership from amending, modifying or changing any term of a Material Agreement to the extent permitted by Section 5.02(l).

          (i) Transactions with Affiliates. Conduct, and cause each of the Borrower's Subsidiaries and each of the Principal Cellular Partnerships to conduct, all transactions otherwise permitted hereunder and under the 1990 Loan Documents with any of their Affiliates on terms that in all material respects are fair and reasonable and no less favorable to the Borrower, such Subsidiary or such Principal Cellular Partnership (as the case may be) than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than (i) transactions conducted in accordance with the provisions of the Tax Sharing Agreement, (ii) transactions conducted in accordance with the provisions of the Approved Services Agreement,
     (iii) the acquisition of the LCH Assets to the extent permitted by Section 5.02(e)(iii), (iv) subject to the provisions of clause (v) below, transactions among the Borrower and any of the Borrower's Subsidiaries or any Principal Cellular Partnership, other than any of the Borrower's Subsidiaries or any Principal Cellular Partnership in which an Affiliate (other than the Borrower and the Borrower's Subsidiaries) has an equity or other ownership interest and (v) transactions with the Dallas Partnership so long as the aggregate percentage of equity interests having the power to vote to direct or control the management of the Dallas Partnership that are owned directly or indirectly by McCaw or an Affiliate thereof (other than the Borrower and the Borrower's Subsidiaries) at the time of consummation of any such transaction does not exceed the percentage held by McCaw and its Affiliates on August 1, 1990.

          (j)  Reporting Requirements.  Furnish to the Lenders:

               (i) as soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (ii) as soon as available and in any event within 60 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, a Consolidated balance sheet of LIN and LIN's Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of LIN and LIN's Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and duly certified (which certification may be subject to year-end audit adjustments) by a Financial Officer of LIN as having been prepared in conformity with GAAP;

               (iii) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, (A) a combined balance sheet of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships (prepared on an Attributable Share basis) and a balance sheet of each of the New York Partnership, the Dallas Partnership and, together, the Houston Partnership and the Los Angeles Partnership, in each case as of the end of such quarter and (B) a combined statement of income of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships (prepared on an Attributable Share basis), a statement of the aggregate amount of capital expenditures of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships (determined on an Attributable Share basis), a statement of cash flows of the Borrower, statements of income of each of the New York Partnership, the Dallas Partnership and, together, the Houston Partnership and the Los Angeles Partnership and a statement of the aggregate amount of capital expenditures of such Partnership or Partnerships (as the case may be), in each case for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year all in reasonable detail and duly certified (which certification may be subject to year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in conformity with GAAP, except that such certification shall state that such financial information has been presented on an Attributable Share basis, together with (x) a certificate of a Financial Officer of the Borrower stating (1) that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (2) the aggregate number of subscribers served by all Cellular Entities in which the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership has a Franchise Interest and (y) a Compliance Certificate, including or accompanied by information sufficient to enable the Lenders to verify the calculations therein;

               (iv) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for LIN and LIN's Subsidiaries, including therein a Consolidated balance sheet of LIN and LIN's Subsidiaries as of the end of such fiscal year, Consolidated statements of income, stockholders' equity and cash flows of LIN and LIN's Subsidiaries, in each case for such fiscal year and certified in a manner acceptable to the Required Lenders by Ernst & Young, any other Approved Accountant or any other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of LIN and LIN's Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (B) a certificate of such accounting firm to the Lenders stating that the financial statements of the Borrower, the Borrower's Subsidiaries and the other Principal Cellular Partnerships for the last quarter of such fiscal year were prepared in conformity with GAAP (other than that such financial information was presented on an Attributable Share basis), (C) a Compliance Certificate, including or accompanied by information sufficient to enable the Lenders to verify the calculations therein, (D) a certificate of a Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (E) concurrently with the delivery of the financial statements for fiscal year 1995 and for each fiscal year occurring thereafter, a certificate of a Financial Officer of the Borrower, in form satisfactory to the Managing Agents, setting forth the Excess Cash Flow for each such fiscal year and the calculation thereof;

               (v) promptly and in any event within fifteen days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

               (vi) promptly and in any event within five
          Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (vii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan maintained or participated in by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership that is an ERISA Affiliate of the Borrower;

               (viii) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by any Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) above;

               (ix) promptly upon receipt thereof, copies of all material financial reports or material written recommendations, if any, submitted to LIN by its auditors or received by the Borrower from the auditors of any Principal Cellular Partnership, in connection with each annual or interim audit or examination of its books or the books of any of LIN's Subsidiaries or any Principal Cellular Partnership (as the case may be); provided that the Borrower shall not be obligated to furnish any information pursuant to this clause (ix) the disclosure of which the Borrower reasonably believes would violate the confidentiality provisions of any of the Existing Partnership Agreements; and provided further that the Borrower shall use all reasonable efforts to obtain the release of any such information;

               (x) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership of the type described in Section 4.01(i);

               (xi) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that LIN, LCN, the Borrower or any of the Borrower's Subsidiaries sends to its public stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than Registration Statements on Form S-8) that LIN, LCN, the Borrower or any of the Borrower's Subsidiaries files with, and any comments or correspondence (other than those of a routine nature) received by LIN, LCN, the Borrower or any of the Borrower's Subsidiaries from, the Securities and Exchange Commission or any governmental authority that may be substituted therefor or with any national securities exchange;

               (xii) promptly after the furnishing thereof, any communication from any trustee, financial institution or other Person acting in a similar capacity pursuant to the terms of any indenture, loan or credit or similar agreement with respect to a principal amount of Indebtedness of $25,000,000 or more that relates to the occurrence or continuance of an event of default, the acceleration of Indebtedness or the amendment, modification or waiver of any provision of any such agreement;

               (xiii)    promptly after LIN, the Borrower or any
          of the Borrower's Subsidiaries has reason to know, a statement of a Financial Officer describing in reasonable detail any (A) refusal or failure by any instrumentality to renew or extend any Franchise with respect to the Cellular Businesses of the Borrower, any of the Borrower's Subsidiaries or any Principal
          Cellular Partnership, (B) proposed abandonment or proposed or actual revocation, termination or materially adverse modification of any Franchise or any dispute related thereto, (C) denial or threatened denial or revocation or material modification by any Regulatory Authority of any Franchise including, without limitation, by the FCC of any FCC Licenses, (D) notice from any Regulatory Authority of the imposition of any fines or penalties or forfeitures or (E) threats, notices or requests by any Regulatory Authority with respect to any of the foregoing, or with respect to any proceeding or hearing relating to the foregoing, that might result in any of the foregoing, either individually or in the aggregate, being materially adverse to the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity;

               (xiv)     promptly and in any event within five
          Business Days after the occurrence thereof, notice of each Material Event under the Private Market Value
          Guarantee;

               (xv) promptly after the sending or filing thereof, any publicly available annual report or other comparable report delivered by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular
          Partnership to any PUC;

               (xvi) promptly after request therefor by any Lender, a statement of the number of subscribers (as of the end of any quarter) served by each of the New York Partnership, the Dallas Partnership and, on a combined basis, the Houston Partnership and the Los Angeles Partnership; and

               (xvii) promptly after request therefor, such other information respecting the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership as any Lender may from time to time reasonably request; provided that a Lender shall not be entitled to receive any information the disclosure of which the Borrower reasonably believes would violate (A) the restrictions regarding security imposed by the government of the United States or any agency thereof with respect to government contracts or (B) the confidentiality provisions of any of the Existing Partnership Agreements; provided further that the Borrower shall use all reasonable efforts to obtain the release of any such information requested pursuant to this clause
          (xvii).

          (k) Maintenance of Corporate Separateness. Conduct its business and operations and the business and operations of its Subsidiaries separately from McCaw, LIN and their respective Subsidiaries (other than the Borrower and its Subsidiaries), including, without limitation, (i) not commingling funds or other assets of McCaw, LIN and their respective Subsidiaries (other than the Borrower and its Subsidiaries) with the funds or other assets of the Borrower or one of its Subsidiaries, (ii) maintaining separate corporate and financial records and observing all corporate formalities, (iii) paying and causing each of its Subsidiaries to pay its liabilities from its assets, (iv) maintaining capitalization adequate to meet the business needs of each of its Subsidiaries and (v) conducting and causing each of its Subsidiaries to conduct its dealings with third parties in its own name and as a separate and independent entity.

          SECTION 5.02.  Negative Covenants.  So long as any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of the Borrower's Subsidiaries or any Principal Cellular Partnership as debtor, or sign, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to assign, any accounts or other right to receive income; excluding, however, from the operation of the foregoing restrictions, the following:

               (i)  Liens created by the 1990 Loan Documents;

               (ii) Permitted Liens;

               (iii)     the Liens described on Schedule X;

               (iv) (A) Liens incurred in connection with Indebtedness permitted by Section 5.02(b)(ii)(B) and
          (B) purchase money Liens upon equipment or inventory held or acquired by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership in the ordinary course of business to secure the purchase price of such equipment and inventory and to secure Indebtedness incurred by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership solely for the purpose of acquiring such property; provided that no such Lien shall extend to or cover any property other than (x) the property being acquired and (y) in the case of Indebtedness permitted by Section 5.02(b)(ii)(B)(2), (1) the capital stock of or partnership interest in the Subsidiary of the Borrower that is the borrower of the Indebtedness secured by such Lien (other than any such capital stock or partnership interest that constitutes collateral under the 1990 Loan Documents) and (2) any leases of cellular equipment or facilities (or, with respect to such facilities, leases directly related thereto) acquired with the proceeds of such Indebtedness;

               (v)  Liens incurred in connection with
          Indebtedness permitted by Section 5.02(b)(ii)(C); provided that such Liens shall extend only to the assets of the Person that has become one of the Borrower's Subsidiaries or to the equity interests of the Borrower or one of the Borrower's Subsidiaries in the Person that has become one of the Borrower's Subsidiaries so long as such Person has not become a direct Subsidiary of the Borrower or LIN Cellular Holdings; and

               (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase of principal amount) of the Indebtedness secured thereby.

          (b) Indebtedness. (i) Create, incur, assume or suffer to exist any Indebtedness other than the Indebtedness set forth below; provided that, prior to and after giving effect to the incurrence or assumption of such Indebtedness, the Borrower is in compliance with the provisions of Section 5.03:

               (A)  Indebtedness under this Agreement;

               (B)  Indebtedness under the 1990 Loan Documents;

               (C) additional unsecured Senior Debt that is on terms (other than interest rate, prepayment premiums, fees and other similar financial terms) no less favorable to the Lenders and the Borrower than the terms of the Indebtedness under the 1990 Loan Documents and this Agreement and that has a weighted average life to maturity at least equal to the then remaining weighted average life of the Indebtedness under the 1990 Loan Documents and this Agreement; and

               (D)  Subordinated Debt; or

          (ii) Permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to create, incur, assume or suffer to exist any Indebtedness other than, in the case of each of the Borrower's Subsidiaries or any Principal Cellular Partnership, the Indebtedness set forth below; provided that, prior to and after giving effect to the incurrence or assumption of such Indebtedness, the Borrower is in compliance with the provisions of Section 5.03:

               (A)  Existing Indebtedness and extensions,
          renewals and refinancings thereof that are on terms (other than interest rate, prepayment premiums, fees and other similar financial terms) no less favorable to the Lenders and such Subsidiary or such Principal Cellular Partnership (as the case may be) than such Existing Indebtedness and that have a weighted average life to maturity at least equal to the then remaining weighted average life of such Existing Indebtedness;

               (B) (1) Capitalized Leases of and purchase money Indebtedness for equipment and inventory held or acquired by any of the Borrower's Subsidiaries or any Principal Cellular Partnership in the ordinary course of business, (2) Indebtedness incurred solely to finance the acquisition of cellular equipment or the construction of facilities to be used in connection with a Cellular Business including Indebtedness incurred in connection with the development of any newly acquired Cellular Business including guaranties thereof; provided that, if such Indebtedness constitutes a guarantee, such guarantee shall not secure an amount of Indebtedness in excess of the Attributable Share of the aggregate amount of all Indebtedness so guaranteed, (3) Indebtedness incurred to finance Severable Equipment in an aggregate outstanding amount for any Cellular System not to exceed the greater of (x) $25,000 in any Cellular System or (y) ten cents for each Pop in such Cellular System and (4) Indebtedness incurred to finance Subscriber Equipment in an aggregate outstanding amount for any Cellular System not to exceed fifty cents for each Pop in such Cellular System; provided that the aggregate amount of all such Indebtedness permitted to be outstanding at any one time under this clause (B) shall not exceed $400,000,000;

               (C) Indebtedness of a Person that was outstanding at the time such Person became one of the Borrower's Subsidiaries (provided that such Indebtedness was not incurred in anticipation of becoming such a Subsidiary) and refinancings thereof on terms (other than interest rate, prepayment premiums, fees and other similar financial terms) no less favorable to the Lenders and such Subsidiary than such outstanding Indebtedness and that have a weighted average life to maturity at least equal to the then remaining weighted average life of such outstanding Indebtedness;

               (D)  Indebtedness (other than Indebtedness
          described in clause (B)(2) above) attributable to one of the Borrower's Subsidiaries or to a Principal Cellular Partnership by reason of its holding or owning a Minority Entity unless the partnership or other agreement pursuant to which such Subsidiary or such Principal Cellular Partnership holds or owns such Minority Entity permits the Borrower, such Subsidiary or such Principal Cellular Partnership to prohibit the incurrence of such Indebtedness;

               (E) Indebtedness to the Borrower or any other LIN Party; provided that, upon the incurrence of such Indebtedness, the Borrower or such other LIN Party grants to the 1990 Collateral Agent, for the benefit of the 1990 Lenders, a valid, perfected, first priority Lien on such Indebtedness, in form and substance satisfactory to the 1990 Required Lenders; and

               (F) Indebtedness to another of the Borrower's Subsidiaries; provided that promissory notes evidencing such Indebtedness shall provide by their terms that such Indebtedness shall, if not previously repaid, automatically be cancelled upon any sale or other disposition of the Subsidiary obligor thereunder in connection with the exercise of remedies under the appropriate 1990 Loan Documents.

          (c) Mergers, Etc. Merge with or into, or consolidate with or into, or transfer or dispose of all or substantially all of its assets to any other Person or permit LIN Cellular Holdings to do any of the foregoing; or permit any of the Borrower's other Subsidiaries or any Principal Cellular Partnership to merge with or into or consolidate with or into, or transfer or dispose of all or substantially all of its assets to, any other Person, unless (i) immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes a Default, (ii) if the surviving entity is not one of the Borrower's Subsidiaries or a Principal Cellular Partnership, the disposition of such Subsidiary or Principal Cellular Partnership shall otherwise have been permitted under Section 5.02(d) and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower showing in sufficient detail so as to permit computation that, immediately after giving effect thereto, the Borrower is in compliance with the covenants set forth in Section 5.03.

          (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to sell, lease, transfer or otherwise dispose of, any of its assets, including, without limitation, substantially all assets constituting the business of a division, branch or other unit operation, except:

               (i)  dispositions of assets (other than Franchise
          Interests) in the ordinary course of business;

               (ii) dispositions of assets in connection with Permitted Asset Swaps; and

               (iii) dispositions of assets if the Net Cash Proceeds thereof are applied to prepay in full all amounts payable by all LIN Parties under the 1990 Loan Documents and the 1990 Commitments shall have been terminated in accordance with the terms of the 1990 Credit Agreement and, thereafter, to prepay in full all amounts payable by the Borrower hereunder and the Commitments of the Lenders shall have been terminated.

          (e) Investments in Other Persons. Make, or permit any of the Borrower's Subsidiaries or any Principal Cellular
     Partnership to make, any Investment in any Person, other than:

               (i)  acquisitions of Cash Equivalents or
          repurchase agreements and reverse repurchase agreements with any securities dealer with respect to Cash
          Equivalents that are fully collateralized by Cash
          Equivalents;

               (ii) acquisitions of Franchise Interests in MSAs and Geographically Related RSAs, other than Franchise Interests in McCaw, LIN or any of LIN's Subsidiaries that is not also one of the Borrower's Subsidiaries (other than as permitted by clause (iii) below);

               (iii) the acquisition of the LCH Assets for a purchase price not to exceed the redemption price of the LCH Preferred Stock, so long as (A) the Borrower, following the initial borrowing under the 1990 Credit Agreement and prior to or at the time of such acquisition, shall have received a cash capital contribution to its common equity in an amount equal to at least 50% of the sum of such purchase price plus the amount of any dividends paid with respect to the LCH Preferred Stock permitted by Section 5.02(f)(iv), (B) the ratio of Consolidated Debt to Consolidated Operating Cash Flow for the two fiscal quarters set forth in the most recent Compliance Certificate delivered by the Borrower to the Administrative Agent multiplied by two (prior to and after giving effect to such acquisition) is less than 5.5 to 1 and (C) prior to and after giving effect to such acquisition no event shall have occurred and be continuing that constitutes a Default;

               (iv) Investments in a Subsidiary of the Borrower, a Principal Cellular Partnership or a Minority Entity; provided that (x) any Indebtedness of a Subsidiary of the Borrower or a Principal Cellular Partnership resulting therefrom shall, to the extent it is owed to the Borrower or any other LIN Party, be evidenced by a promissory note that has been pledged to the 1990 Collateral Agent for the benefit of the 1990 Lenders and (y) with respect to an Investment in a Principal Cellular Partnership or a Minority Entity, such Investment does not exceed the Attributable Share of the aggregate Investments in such Partnership or Minority Entity to be made by all other Persons; provided that the limitation set forth in this clause
          (y) shall not apply to the New York Partnership;

               (v) loans and advances to employees that in the aggregate do not exceed $10,000,000 at any time outstanding;

               (vi) loans and advances in the ordinary course of business that in the aggregate do not exceed
          $20,000,000 at any time outstanding;

               (vii) loans or advances to LIN Satellite or one of its wholly owned Subsidiaries in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided that the Indebtedness resulting therefrom shall be evidenced by a promissory note that has been pledged to the 1990 Collateral Agent for the benefit of the 1990 Lenders; and

               (viii) Investments in an aggregate amount not to exceed $20,000,000 at any time outstanding in Persons that operate Cellular Businesses that are directly related to the business conducted by any Cellular Entity in which the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership owns a Franchise Interest.

          (f) Dividends, Etc. Declare or pay any dividends on any of its capital stock or purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or capital stock of LIN or any capital stock of any of LIN's Subsidiaries (other than the Borrower's Subsidiaries) or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such or make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of the Borrower's Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or capital stock of LIN or any capital stock of LIN's Subsidiaries (other than the Borrower's Subsidiaries) or any warrants, rights or options to acquire such capital stock, except that the Borrower may:

               (i) declare and pay dividends and distributions payable only in, or purchase, redeem, retire, defease or otherwise acquire such capital stock for value consisting of, common stock of the Borrower or Preferred Stock that complies with the requirements of
          Section 5.02(n) or warrants, rights or options to purchase such stock of the Borrower;

               (ii) redeem equity issued as part of the consideration for the acquisition of Franchise
          Interests (other than the LCH Assets);

               (iii) declare and pay cash dividends to LCN in an amount not to exceed the amount necessary to enable LIN to repurchase (A) LIN employee common stock and options in an aggregate amount not exceeding, in any fiscal year of LIN, 1/2 of 1% of the then issued and outstanding LIN Shares and in an aggregate amount not exceeding, from the date hereof, 1% of such LIN Shares and (B) LIN Shares resulting from the application of laws and regulations governing foreign ownership in an aggregate amount not to exceed $100,000,000;

               (iv)  beginning with the fiscal year ended
          December 31, 1995, declare and pay cash dividends to LCN in an amount sufficient to enable LCN to fund dividends actually paid by LCH with respect to the LCH Preferred Stock in accordance with the terms thereof from (x) cumulative Excess Cash Flow for the period from the date of the initial Borrowing through the fiscal year ended December 31, 1994 and (y) 50% of all Excess Cash Flow for 1995 and each succeeding fiscal year of the Borrower; and

               (v) declare and pay dividends to the extent such dividends are applied to the acquisition of the LCH
          Assets as permitted by Section 5.02(e)(iii);

     provided that (A) with respect to dividends or other distributions of cash, such dividends may not be paid with the proceeds of Indebtedness, (B) immediately after giving effect to each such dividend, purchase, repurchase, redemption or distribution, no event shall have occurred and be continuing that constitutes a Default, (C) with respect to purchases, repurchases or redemptions, such purchases, repurchases or redemptions are made at a price that does not exceed the then existing market price, subject, however, to clause (D) below and (D) with respect to repurchases to be made pursuant to employee severance agreements in effect on August 1, 1990 covering in the aggregate not more than 75,000 LIN Shares, such repurchases are made at a price not to exceed the purchase price set forth in such severance agreements.

          (g) Change in Nature of Business. Permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to engage in any business other than the Cellular Business and any other business owned by one of the Borrower's Subsidiaries on the date hereof or acquired incidental to the acquisition of Cellular Businesses; provided that the foregoing restriction shall not prohibit the Broadcast Borrower from becoming one of the Borrower's Subsidiaries with the consent of the Required Lenders. Notwithstanding the foregoing authorization to acquire incidental businesses, the Borrower, each of the Borrower's Subsidiaries and each Principal Cellular Partnership shall remain at all times primarily engaged in the business of owning and operating Cellular Businesses.

          (h) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material liability of the Borrower and its ERISA Affiliates as a whole to the PBGC or (ii) permit to continue unremedied any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material risk of such a termination by the PBGC of any Plan.

          (i) Plan Amendments. Amend, modify or change in any manner, or permit any of the Borrower's Subsidiaries to amend, modify or change in any manner, any Plan, Multiemployer Plan or Welfare Plan sponsored, maintained or contributed to by the Borrower or the Borrower's Subsidiaries if such amendment, modification or change, together with all other such amendments, modifications and changes, would result in a material increase in the costs and expenses in respect of such Plans, Multiemployer Plans and Welfare Plans of the Borrower and its Subsidiaries taken as a whole.

          (j) Accounting Changes. Make or permit, or permit any of the Borrower's Subsidiaries or any Principal Cellular
     Partnership to make or permit, any significant change in accounting policies or reporting practices, except as required or permitted by GAAP.

          (k) Prepayments, Amendments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness of the Borrower or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to do any of the foregoing, other than (A) prepayments with the proceeds of refinancing thereof on terms no less favorable to the Lenders and the Borrower than such Indebtedness of the Borrower and having a weighted average life to maturity at least equal to the then remaining weighted average life of such Indebtedness of the Borrower, (B) prepayments of the 1990 Credit Agreement and (C) prepayments of the Facilities,
     (ii) make, or permit any of its Subsidiaries or any Principal Cellular Partnership to make, any payment in violation of any subordination terms of any Subordinated Debt or (iii) amend, modify or change in any manner any term or condition of any Indebtedness of the Borrower if such amendment would be adverse to the Lenders.

          (l) Amendments, Etc. Amend, modify, or change in any manner or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to amend, modify or change in any manner any term or condition of, give any consent, waiver or approval under or waive any default under or breach of any term or condition of its or such Subsidiary's charter or bylaws or such Principal Cellular Partnership's Existing Partnership Agreement or any Material Agreement, except amendments, modifications and waivers that (i) with respect to the Existing Partnership Agreements, do not reduce the partnership interest, voting rights, right to receive distributions or any other material right of the Borrower or any of its Subsidiaries and (ii) would not have a material adverse effect on (A) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, (B) the rights and remedies of the Agents or the Lenders under this Agreement or (C) the ability of the Borrower to perform its obligations under this Agreement.

          (m) Negative Pledge. Enter into or suffer to exist any agreement prohibiting the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any agreement requiring that an equal and ratable Lien be granted to a lender or lenders) other than in favor of the Agents or the Lenders, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to enter into or suffer to exist any agreement prohibiting the creation of Liens upon any of its property or assets (including, without limitation, any agreement requiring that an equal and ratable Lien be granted to a lender or lenders) other than (i) prohibitions against the creation of Liens contained in the 1990 Loan Documents as in effect on the date hereof, (ii) Liens in favor of the Agents or the Lenders, (iii) with respect to such Subsidiary, any existing prohibitions against the creation of Liens and any agreement to which such entity is subject on the date it first becomes one of the Borrower's Subsidiaries, (iv) with respect to Indebtedness permitted by Section 5.02(b)(ii)(B),
     (v) with respect to any Principal Cellular Partnership, any prohibitions of the creation of Liens set forth in any agreement listed on Schedule IX hereof and (vi) with respect to performance bonds, a prohibition of the creation of Liens that applies solely to the assets to which such performance bonds relate.

          (n) Preferred Stock. Issue or authorize the issuance of, or permit any of the Borrower's Subsidiaries to issue or authorize the issuance of, any Preferred Stock of the Borrower or such Subsidiary, respectively, other than Preferred Stock of the Borrower issued in connection with an Investment permitted by Section 5.02(e) or Preferred Stock of the Borrower that (i) is either not convertible or is convertible only into common stock of the Borrower, (ii) is not accorded voting rights, either before or after conversion or the occurrence of any other event, that would result in a change of control contemplated by Section 6.01(h), 6.01(i), 6.01(j) or 6.01(k) and (iii) is not
     subject to mandatory redemption earlier than 180 days following the Final Maturity Date.

          (o) Service Agreements. Agree to directly or indirectly pay or become liable to McCaw, LIN or any of their respective Affiliates (other than the Borrower and any of the Borrower's wholly owned Subsidiaries) for any sum or property for fees for corporate, management or other similar services, or permit any of the Borrower's Subsidiaries or any Principal Cellular Partnership to do so, provided that
     (i) the Borrower may enter into the Approved Services Agreement with LIN and (ii) any of the Borrower's Subsidiaries and any Principal Cellular Partnership may enter into an agreement to pay such fees to a non-wholly owned Subsidiary of the Borrower if such agreement provides that, upon the exercise of remedies by any Agent or any Lender under this Agreement, such agreement may be (x) transferred to the purchaser of the business or Subsidiary to which such agreement relates or (y) terminated without penalty (such determination to be made by such purchaser).

          (p) Holding Company Status. In the case of the Borrower or LIN Cellular Holdings, own directly or acquire any assets other than (i) shares of capital stock of its respective Subsidiaries, (ii) Investments in Minority Entities permitted under the 1990 Loan Documents, (iii) promissory notes of one of the Borrower's Subsidiaries, a Principal Cellular Partnership or LIN Satellite or one of LIN Satellite's wholly owned Subsidiaries that have been pledged to the 1990 Lenders pursuant to the 1990 Loan Documents and (iv) with respect to the Borrower, immaterial amounts of other assets. Without limiting the generality of the foregoing, neither the Borrower nor LIN Cellular Holdings shall be a general partner in a partnership.

          (q) Minority Entities. Permit any of the Borrower's Subsidiaries to own, hold, acquire or commit to acquire, directly or indirectly, any equity or other ownership interest in any Minority Entity if, after giving effect to such acquisition, the Attributable Share of the Pops of all Minority Entities would be greater than ten percent (10%) of the Attributable Share of all Pops of the Borrower, the Borrower's Subsidiaries, the Principal Cellular Partnerships and each Minority Entity.

          (r) Deposit Accounts. Maintain or permit any of the Borrower's Subsidiaries to maintain any deposit accounts other than the accounts expressly permitted under the 1990
     Credit Agreement.

          SECTION 5.03. Financial Covenants. So long as any Advance remains unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders (or, with respect to the requirements of clause (c) below, the Supermajority Lenders) shall otherwise consent in writing:

          (a) Consolidated Operating Cash Flow to Consolidated Debt Service Ratio. Cause, on the last day of each fiscal quarter, the ratio of Consolidated Operating Cash Flow for the current fiscal quarter and for the fiscal quarter immediately preceding such fiscal quarter, multiplied by two, to Consolidated Debt Service to be equal to or greater than 1.15x.

          (b) Consolidated Debt to Consolidated Operating Cash Flow Ratio. Maintain at all times a ratio of Consolidated Debt to Consolidated Operating Cash Flow for the two fiscal quarters set forth in the most recent Compliance Certificate delivered by the Borrower to the Administrative Agent, multiplied by two, (i) for the period from the date of the Initial Borrowing to March 31, 1995, not greater than 6.5x and (ii) at all times thereafter, not greater than 6.0x.

          (c) Consolidated Debt. Not permit, at any time, Consolidated Debt to exceed $2,000,000,000.



                            ARTICLE VI

                       EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of, or interest on, any Advance, or shall fail to make any other payment hereunder, in each case when the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement or any certificate or financial information delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (i), (j)(i) or 5.02(a), (b), (c), (d), (e), (f),
     (g), (h), (i), (k), (l), (m), (n), (o) or (p) or 5.03; or
     (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement if such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

          (d)  Any LIN Party, any of such LIN Party's
     Subsidiaries or any Principal Cellular Partnership shall fail to pay any principal of, premium or interest on, or other amounts payable in respect of, Indebtedness with an aggregate outstanding principal amount of $25,000,000 or more (but excluding Indebtedness outstanding hereunder) of such LIN Party, such Subsidiary or such Principal Cellular Partnership (as the case may be), in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) McCaw, MMM Holdings, LIN, the Borrower, any of LIN's Subsidiaries or any Principal Cellular Partnership shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against McCaw, MMM Holdings, LIN, the Borrower, any of LIN's Subsidiaries or any Principal Cellular Partnership seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any proceeding instituted against it (but not instituted by it) that is being diligently contested by in good faith, such proceeding shall remain undismissed or unstayed for a period of 45 days; or McCaw, MMM Holdings, LIN, the Borrower, any of LIN's Subsidiaries or any Principal Cellular Partnership shall take any corporate or partnership action (as the case may be) to authorize any of the actions set forth above in this subsection (e); provided that, in the case of any of the foregoing events with respect to McCaw, MMM Holdings or any of LIN's Subsidiaries (other than LCH, any LIN Party or any of such LIN Party's Subsidiaries), the Required Lenders shall have determined that such event described above is reasonably likely to have a material adverse effect on (i) the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, (ii) the ability of the Borrower to perform its obligations under this Agreement or (iii) the rights and remedies of the Agents or the Lenders under this Agreement; or

          (f) Any judgments or orders for the payment of money in the aggregate equal to or in excess of $5,000,000 shall be rendered against any LIN Party, any of such LIN Party's Subsidiaries or any Principal Cellular Partnership and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any nonmonetary judgment or order shall be rendered against any LIN Party, any of such LIN Party's Subsidiaries or any Principal Cellular Partnership that could have a material adverse effect on (i) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, the New York Partnership, the Los Angeles Partnership or any other Material Entity, (ii) the ability of the Borrower to perform its obligations under this Agreement or (iii) the rights and remedies of the Agents or the Lenders under this Agreement, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (h) At any time before the consummation of the Merger, Craig O. McCaw or a Designated Party, and at any time after the consummation of the Merger, AT&T, shall fail to have the right to cause the election of his or its nominees to a majority of the directorships of the Board of Directors of McCaw; or

          (i) (i) At any time before the consummation of the Merger, the McCaw Family shall at any time for any reason cease to be the legal and beneficial owner of at least 20,000,000 Class B Shares (or such other number of Class B Shares as may be determined after adjustment to give effect to increases or decreases in the number of Class B Shares, including, without limitation, increases or decreases resulting from stock dividends, stock splits, reclassifications or combinations effected with respect to such Class B Shares, such adjustments to be calculated in a manner approved by the Managing Agents) or (ii) at any time after the consummation of the Merger, AT&T shall for any reason cease to have Economic Ownership of Voting Stock representing in the aggregate at least 51% of the combined voting power of all Voting Stock of McCaw; or

          (j) (i) At any time before the consummation of the Merger, McCaw shall fail to have the right to cause the election of its nominees to a majority of the directorships of the Board of Directors of LIN or (ii) at any time after the consummation of the Merger, McCaw or AT&T shall fail to have the right to cause the election of its nominees to a majority of the directorships of the Board of Directors of LIN; or

          (k) LIN shall fail to own directly or indirectly at least a majority of the issued and outstanding capital stock of the Borrower; or

          (l) Any ERISA Event shall have occurred with respect to a Plan of any LIN Party and, 30 days after notice thereof shall have been given to such LIN Party by the Administrative Agent, (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of any LIN Party with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which a termination described in clauses (c) through (f) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto is equal to or greater than $25,000,000; or

          (m) Any LIN Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to MultiEmployer Plans by the LIN Parties and their ERISA Affiliates as Withdrawal Liabilities (determined as of the date of such notification), exceeds $25,000,000 and any part of such Withdrawal Liability shall not have been paid when the same becomes due and payable; or

          (n) Any LIN Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the LIN Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of each such Multiemployer Plan immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

          (o) Any LIN Party or any of its ERISA Affiliates shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $25,000,000; or

          (p) There shall occur any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the New York Partnership, the Los Angeles Partnership or any other Material Entity; or

          (q) The Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership or, with respect to clauses (iv) and (v) below, LIN or LCN shall become subject to restrictions (whether through a covenant, a provision entitling any party to accelerate the maturity of any obligation or otherwise) under (x) in the case of the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership, an agreement related to any Indebtedness of, or with shareholders of, McCaw, LIN or any of their respective Subsidiaries (other than the Borrower or any of its Subsidiaries) (any such agreement being a "Borrower Restrictive Agreement") or (y) in the case of LIN or LCN, an agreement related to any Indebtedness of, or with shareholders of, McCaw or MMM Holdings, Inc. (any such agreement being a "Parent Restrictive Agreement"; all such Agreements, together with the Borrower Restrictive Agreements, being the "Restrictive Agreements"), unless in any such case such Restrictive Agreements permits (or does not prohibit) the Borrower, the Borrower's Subsidiaries and the Principal Cellular Partnerships and, with respect to clauses (iv) and (v) below, LIN and LCN, without the need to obtain the consent of any party to any such Restrictive
     Agreement:

                       (i) to prepay, redeem, repurchase, defease, extend, renew or refinance its Indebtedness and to amend, modify or waive any provision of any agreement related to such Indebtedness (including, without limitation, amendments that would increase the rate of interest payable under such agreement or require the payment of fees or other amounts in connection therewith);

                      (ii)    to pay dividends to the Borrower;

                     (iii) to incur Indebtedness for working capital and other similar corporate purposes, including, without limitation, for capital expenditures, operations and debt service and costs related thereto (such
          Indebtedness being the "Additional Working Capital
          Debt");

                      (iv) to grant Liens on its assets in connection with any Additional Working Capital Debt or the Borrower's, any of the Borrower's Subsidiaries' or any Principal Cellular Partnership's Indebtedness, including, without limitation, the Facilities and any extensions, renewals or refinancings thereof;

                       (v) to provide guarantees or other similar undertakings (including, without limitation, undertakings of the types referred to in clauses (h) or
          (i) of the definition of "Indebtedness") with respect to any Additional Working Capital Debt or the Borrower's, any of the Borrower's Subsidiaries' or any Principal Cellular Partnership's Indebtedness, including, without limitation, the facilities and any extensions, renewals or refinancings thereof; and

                      (vi) to sell, lease, transfer or otherwise dispose of any assets to repay the Borrower's, such Subsidiary's or such Principal Cellular Partnership's
          Indebtedness or to satisfy such Person's working capital and other cash needs; provided that a Borrower
          Restrictive Agreement may require that such Person receive an opinion of an investment banker of national reputation that the amount received upon any such disposition of stock or capital assets represents fair value under the circumstances; or

          (r) Prior to January 1, 1994, the Borrower shall cease to be a member of an "affiliated group" (within the meaning of Section 1504(a)(i) of the Code) of which LIN is the common parent unless at the time the Borrower ceases to be a member of such group, the Borrower receives a cash capital contribution in an amount equal to the present value of the expected net benefit, if any, of the remaining net operating losses of LIN that have been allocated to the Borrower under the Tax Sharing Agreement, such value to be determined in a manner approved by the Managing Agents; or

          (s) LIN shall fail to make any payment under the Tax Sharing Agreement when the same becomes due and payable, or LIN shall fail to perform or observe any other term, covenant or agreement contained in the Tax Sharing Agreement if such failure shall remain unremedied for ten days after written notice thereof shall have been given to LIN by any Agent or any Lender;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and all interest thereon and all amounts hereunder to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any LIN Party under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                           ARTICLE VII
                            THE AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Indebtedness resulting from the Advances), none of the Agents shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that none of the Agents shall be required to take any action that exposes any Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agents' Reliance, Etc. Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them, under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for any LIN Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of any LIN Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. TD (Texas), Toronto-Dominion and Scotiabank and Affiliates. With respect to its Commitments and the Advances made by it, each of TD (Texas), Toronto-Dominion and Scotiabank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Managing Agent or the Administrative Agent (as the case may be); and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of TD (Texas), Toronto-Dominion and Scotiabank in its individual capacity. Each of TD (Texas), Toronto-Dominion and Scotiabank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any LIN Party, any of such LIN Party's Subsidiaries and any Person who may do business with or own securities of any LIN Party or any such Subsidiary, all as if each of TD (Texas), Toronto-Dominion and Scotiabank were not a Managing Agent or the Administrative Agent (as the case may be) and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify each Agent (to the extent not promptly reimbursed by the Borrower pursuant to another provision of this Agreement), ratably according to the respective principal amounts of the Advances then owing to each such Lender (or if no Advances are at the time outstanding or if any Advances are then owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent (as the case may be) in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.04 (other than any costs and expenses payable to the financial institution acting as such Agent in its capacity as a Lender), to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          SECTION 7.06. Successor Administrative Agent; Successor Managing Agents. (a) The Administrative Agent may resign as to either or both of the Facilities at any time by giving written notice thereof to each of the Lenders and the Borrower and may be removed as to both of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent (as to such of the Facilities as to which the Administrative Agent has resigned or been removed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to both of the Facilities, such successor
Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to one of the Facilities, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facility, other than, with respect to funds transfers and other similar aspects of the administration of the Borrowings under such Facility and payments by Borrower in respect of such Facility, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facility, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to both of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to either Facility under this Agreement.

          (b) Any Managing Agent may resign as to either or both of the Facilities at any time by giving written notice thereof to each of the Lenders and the Borrower and may be removed as to both of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Managing Agent (as to such of the Facilities as to which the Managing Agent has resigned or been removed). If, at any time, a Managing Agent has been removed or has delivered a notice of resignation and has not been replaced within 30 days after the first date on which such circumstance exists, then the remaining Managing Agent may, on behalf of the Lenders, appoint a successor Managing Agent. Each such successor Managing Agent shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as a Managing Agent hereunder by a successor Managing Agent as to both of the Facilities, such successor Managing Agent shall thereupon succeed to and become vested with both the rights, powers, discretion, privileges and duties of the remaining Managing Agent and the retiring Managing Agent shall be discharged from its duties and obligations under this Agreement. Upon the acceptance of any appointment as a Managing Agent hereunder by a successor Managing Agent as to one of the Facilities, such successor Managing Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Managing Agent as to such Facility, and the retiring Managing Agent shall be discharged from its duties and obligations under this Agreement as to such Facility. After any retiring Managing Agent's resignation or removal hereunder as a Managing Agent as to both of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent as to either Facility under this Agreement.


                           ARTICLE VIII

                          MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions set forth in
Section 3.01 or, in the case of the initial Borrowing, Section
3.02 or 3.03, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders that shall be required for the Lenders or any of them to take action hereunder, including, without limitation, any action to be taken by the Required Lenders or the Supermajority Lenders under Section 5.03 or (iii) amend this
Section 8.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected thereby,
(i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances payable hereunder to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in
Section 2.07 or reduction of Commitments set forth in Section
2.04 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or each Managing Agent (as the case may be) in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Managing Agents (as the case may be) under this Agreement. Notwithstanding the foregoing, no amendment of any provision of this Agreement shall, unless in writing and signed by the Borrower in addition to the Lenders and Agents required above to take such action, affect the rights or the duties of the Borrower under this Agreement.

          SECTION 8.02.  Notices, Etc.  All notices and other
communications provided for hereunder shall be in writing
(including telegraphic, telecopy or telex communications) and telegraphed, telecopied, telexed, mailed or delivered, if to the Borrower, at its address at 5400 Carillon Point, Kirkland,
Washington 98033, Attention: Donald Guthrie, Senior Vice
President, Finance, telecopy number: (206) 828-1900, with a copy to LIN Cellular Network, Inc., 1150 Connecticut Avenue, N.W. 4th
Floor, Washington, D.C. 20036, Attention:  Andrew A. Quartner,
Vice President-Law, telecopy number: (212) 223-9095; if to any Lender that is a signatory hereto, at its Domestic Lending Office specified opposite its name in Schedule I hereto; if to any other
Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;
if to the Administrative Agent, at its address at 909 Fannin, Suite 1700, Houston, Texas 77010, Attention: Manager, Agency, with a copy to The Toronto-Dominion Bank, 31 West 52nd Street, New York, New
York 10019, Attention:  Managing Director, Communications
Finance; and if to any Managing Agent, at its Domestic Lending
Office specified opposite its name in Schedule I hereto or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when telegraphed, telecopied or telexed, be effective when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or shall be effective five days after being deposited in the mails, respectively, except that notices and communications to the Administrative
Agent pursuant to Article II, III or VII and any Compliance
Certificate shall not be effective until received by the Administrative Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs; Expenses. (a) The Borrower agrees to pay on demand: (i) all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of counsel for the Agents with respect thereto and with respect to advising any of the Agents as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement and with respect to negotiations with the Borrower regarding any Default or any events or circumstances that may give rise to a Default and (ii) all costs and expenses of the Agents and the Lenders in connection with the enforcement of this Agreement whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for any Agent or any Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel for the Lenders as a group; provided that any Lender or group of Lenders that has determined in good faith that due to potential conflicts of interest such Lender or group of Lenders cannot be adequately represented by such counsel may retain separate counsel to represent such Lender or group of Lenders, such representation to be limited, to the extent practicable, to the issues to which such potential conflict relates) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with any acquisition or proposed acquisition by the Borrower or any of the Borrower's Subsidiaries or Affiliates of all or any part of the stock or substantially all the assets of any Person (including, without limitation, the Acquisitions) and any of the other transactions contemplated hereby, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) If any payment of principal of, or Conversion of, any LIBO Rate Advance or Adjusted CD Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.07, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by the Borrower or an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance if a Lender is required to assign its rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by any Agent or any Lender, in its sole discretion. Immediately upon the making of each such payment, such Agent or such Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed to have purchased and received from such Agent or such Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such payment and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) a fraction the numerator of which is the amount of the Commitments of such Lender and the denominator of which is the sum of the Revolving Credit Facility and the Term Facility times (y) the amount of such payment. Any such payment by such Agent or any Lender shall constitute for all purposes of this Agreement the making by such Agent or such Lender of an Advance, which shall be a Base Rate Advance, in the amount of such payment (but without any requirement for compliance with the conditions set forth in
Article III). In the event that such payment is not reimbursed by the Borrower by 11:00 A.M. (New York City time) on the first Business Day after such payment, such Agent or such Lender shall promptly notify the Agent and each other Lender. Each such Lender shall, notwithstanding the then unused amount of its Commitments or any termination thereof, on the first Business Day following such notification, make an Advance, which shall be a Base Rate Advance, in an amount equal to the amount of its participation in such payment for application to reimburse such Agent or Lender (but without any requirement for compliance with the applicable conditions set forth in Article III) and shall make available for the account of its Applicable Lending Office to the Administrative Agent for its own account or for the account of such other Agent or such Lender, by deposit to the Administrative Agent's Account, in same day funds, the amount of such Advance. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent or such Agent or such Lender until the date such amount is paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06(d) to Base Rate Advances and (ii) in the case of such Agent or such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement.

          SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and
(b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any branch, agency, Subsidiary or Affiliate of such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under or in respect of this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 8.06. Binding Effect; Survival. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Without prejudice to the survival of the other agreements of the Borrower hereunder, the agreements of the Borrower contained in Sections 2.10, 2.12 and 8.04 shall survive the payment in full of the obligations of the Borrower hereunder.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may, and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12, or notice by such Lender pursuant to Section 2.02(b)(ii) or within 60 days after such Lender's failure to grant a consent or waiver, or to execute an amendment, which consent, waiver or amendment was requested by the Borrower in writing) upon at least ten Business Days' notice to such Lender and the Administrative Agent, shall promptly, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) each such Assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under or in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 unless the Borrower shall otherwise consent in writing, (iii) with respect to any such assignment (other than an assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a)) by a Lender that is an original signatory hereto, such Lender shall, unless the Borrower shall otherwise consent in writing, retain a Commitment under both Facilities that is equal to or greater than $5,000,000, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a): (A) shall be arranged by the Borrower after consultation with the Administrative Agent, (B) shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, except that the provisions of Sections 2.10, 2.12 and 8.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Lender under this Agreement, and (C) if demanded by the Borrower due to the failure of such Lender to grant a consent or waiver or to execute an amendment requested by the Borrower, which consent, waiver or amendment has not been approved by the Required Lenders, all the rights and obligations of each other Lender that has failed to grant such consent or waiver or execute such amendment shall have been assigned to one or more Lenders and/or Eligible Assignees who shall have granted such consent or waiver or executed such amendment (or, in the case of an Eligible Assignee that is not a Lender at such time, shall have agreed to grant such consent or waiver or to execute such amendment), (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under the Loan Documents and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.00 (which, (a) in the case of any assignment made as a result of a demand by the Borrower under this Section 8.07(a), shall be payable by the Borrower and (b) shall not be payable in the case of any assignment by a Lender to an Affiliate thereof). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any LIN Party, any of Subsidiary of such LIN Party or any Principal Cellular Partnership or the performance or observance by any LIN Party or any of Subsidiary of such LIN Party's of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit A hereto with such immaterial changes as are acceptable to the Administrative Agent, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (e) Each Lender may sell participations to one or more financial institutions or other entities (other than any entity that owns or operates a Cellular Business or any Affiliate thereof) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) no participant shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (v) each participant shall represent to such Lender that it is not an entity that owns or operates a Cellular Business or an Affiliate thereof.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any Confidential Information; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of such Confidential Information as set forth in Section 8.10.

          (g) Nothwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.10. Confidentiality. The Agents and the Lenders agree that they will not disclose Confidential Information (as defined below) without the prior consent of the Borrower (other than to their directors, employees, auditors or counsel); provided that any Agent and any Lender is authorized to make such disclosure of Confidential Information without any consent of the Borrower (a) as may be required by law (such as pursuant to any subpoena or civil investigative demand) and as may be requested or required by any state or federal authority, examiner, regulatory body or agency having jurisdiction over any Agent or any Lender and (b) as permitted by Section 8.07(f). Any Agent or Lender authorized to disclose Confidential Information pursuant to the preceding proviso shall use its best efforts to give the Borrower prior notice of such disclosure (other than with respect to any disclosure requested or required by any state or federal authority, examiner, regulatory body or agency having jurisdiction over such Agent or Lender). The term "Confidential Information" means any information delivered by or on behalf of the Borrower in connection with this Agreement (whether before or after the date hereof), including, without limitation, Section 5.01(j), that relates to the business, operations or financial condition of LIN or any of LIN's Subsidiaries or any Principal Cellular Partnership or any competitor of LIN or any of LIN's Subsidiaries or any Principal Cellular Partnership or a proposed acquisition by the Borrower, any of the Borrower's Subsidiaries or any Principal Cellular Partnership, other than information (a) that is, or generally becomes, available to the public, (b) that was available to any Agent or any Lender on a nonconfidential basis prior to its disclosure to such Agent or such Lender (as the case may be) by the Borrower or any Affiliate or (c) that becomes available to any Agent or any Lender from a Person or other source that is not, to the best knowledge of such Agent or such Lender (as the case may be), otherwise bound by a confidentiality obligation to the Borrower.

          SECTION 8.11. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement, the Advances or the action of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   LIN CELLULAR NETWORK, INC.


                                   By
                                     Title:



                       Administrative Agent

                                   TORONTO DOMINION (TEXAS), INC.
                                     as Administrative Agent


                                   By
                                     Title:


                         Managing Agents


                                   THE TORONTO-DOMINION BANK
                                     as Managing Agent


                                   By
                                     Title:



                                   THE BANK OF NOVA SCOTIA
                                     as Managing Agent


                                   By
                                     Title:




                              Lenders


                                   BANK OF MONTREAL


                              By________________________________
                                        Title:



                                   THE BANK OF NEW YORK


                                   By
                                     Title:






                                   THE BANK OF NOVA SCOTIA


                                   By
                                     Title:



                                   BARCLAYS BANK PLC


                                   By
                                     Title:



                                   CANADIAN IMPERIAL BANK OF
                                     COMMERCE


                                   By
                                     Title:



                                   DEUTSCHE BANK AG,
                                     LOS ANGELES BRANCH AND/OR
                                     CAYMAN ISLANDS BRANCH


                                   By
                                     Title:


                                   By
                                     Title:



                                   NATIONSBANK OF TEXAS, N.A.


                                   By
                                     Title:


                                   PNC BANK


                                   By
                                     Title:



                                   SOCIETE GENERALE


                                   By
                                     Title:



                                   THE TORONTO-DOMINION BANK


                                   By
                                     Title:

                           SCHEDULE III
                      Terms of Subordination



                        DEFINITION ARTICLE

          "Bank Agent" means the agent or other representative designated as the principal representative of the lenders under a Bank Credit Agreement for purposes of administration of such Bank
Credit Agreement.

          "Bank Credit Agreement" means (a) the Credit Agreement dated as of June 15, 1994 among LIN Cellular Network, Inc., the banks and financial institutions parties thereto (the "Lenders"), Toronto Dominion (Texas), Inc., as administrative agent for the Lenders, and The Toronto-Dominion Bank and The Bank of Nova Scotia, as managing agents for the Lenders, as such Credit Agreement may be amended, supplemented or otherwise modified from time to time, and (b) following payment in full of all amounts outstanding under such Credit Agreement and termination of all commitments to lend thereunder, each credit or loan agreement refinancing, refunding or replacing, in whole or in part, such Credit Agreement.

          "Bank Loan Documents" means each Bank Credit Agreement, all agreements entered into to secure, guarantee or support obligations under or in respect of such Bank Credit Agreement, and each other agreement, document or instrument delivered pursuant to or in respect of such Bank Credit Agreement or any such agreement to secure, guarantee or support, as any of the foregoing may be amended, supplemented or otherwise modified from time to time (including any refinancings, refundings, or replacements thereof).

          "Cash Equivalents" means (a) obligations issued or unconditionally guaranteed by the United States or any agency thereof; (b) insured certificates of deposit of any commercial bank organized under the laws of the United States or any state thereof or any other country that is a member of the Organization for Economic Cooperation and Development or any political subdivision of such country and having combined capital and surplus of at least $1 billion; or (c) commercial paper with a rating at the time of receipt thereof by a holder or owner of Senior Indebtedness of at least "Prime-1" by Moody's Investors Services, Inc. or "A-1" by Standard & Poor's Corporation.

          "Hedging Agreement" means an interest rate swap agreement or any other similar agreement designed to hedge against fluctuations in interest rates.

          "Requisite Holder" means (a) any holder or holders of (or any representative thereof, including a trustee under an indenture governing Senior Indebtedness) at least (i) $200 million aggregate outstanding principal amount of Senior Indebtedness or (ii) 40% of the outstanding principal amount of all Senior Indebtedness or (b) the Bank Agent.

          "Senior Indebtedness" means all obligations of the Company now or hereafter existing under or in respect of the following, whether for principal, premium, if any, interest (including, without limitation, interest following the filing of a petition initiating any proceeding referred to in Section
.02, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses, indemnities or otherwise: (i) the Bank Loan Documents, (ii) Hedging Agreements[, (iii) list any other specified Senior Indebtedness]
and (   ) all other Indebtedness (present or future) created,
incurred or assumed by the Company (and all amendments, supplements, renewals, extensions or refundings thereof), unless,
in the case of any of clauses (i), (ii)[, (iii)] and (   ) above,
the instrument under or in respect of which any such obligation or Indebtedness is created, incurred or assumed expressly provides that such obligation or Indebtedness is not senior in right of payment to the Securities, but Senior Indebtedness does not include (a) Indebtedness of the Company to any of its Subsidiaries or Affiliates (other than an Affiliate which controls, directly or indirectly, the Company, or a Subsidiary of such an Affiliate, unless the instrument under which any such Indebtedness is created, incurred or assumed expressly provides that such Indebtedness is not senior in right of payment to the Securities), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and which constitutes a trade payable and (c) [list any specified pari passu or subordinated Indebtedness] which shall rank equally with [or subordinated to] the Securities.

          "Subordinated Indebtedness" means all obligations of the Company in respect of Indebtedness now or hereafter existing under this Indenture and the Securities (whether created directly or acquired by assignment or otherwise), whether for principal, premium, if any, interest, fees, expenses, indemnities or other amounts payable in respect thereof, including, without limitation, amounts payable to acquire any Securities or on account of the redemption or repurchase provisions of this Indenture or the Securities; provided that Subordinated Indebtedness does not include any fees, indemnities and other amounts payable to the Trustee for its own account pursuant to this Indenture.


                  DEFAULTS AND REMEDIES ARTICLE


          Include as a limitation on the effectiveness of a vote to accelerate the Securities and on other remedies with respect to the Securities:

provided, however, that until all Senior Indebtedness under or in respect of the Bank Loan Documents has been paid in full, (i) upon a declaration of acceleration, such principal and accrued interest shall be due and payable upon the first to occur of an acceleration under the Bank Credit Agreement or the day which is five Business Days after the giving to the Company and the Bank Agent of such written notice if such Event of Default is continuing on such day and (ii) the Trustee or any holder or owner of Subordinated Indebtedness may pursue any remedy available hereunder or at law or in equity only upon or after the day that is five Business Days after the giving to the Company and the Bank Agent written notice, at a time at which it is otherwise entitled to pursue such remedy, of its intention to do so, specifying such remedy.
                      SUBORDINATION ARTICLE

          Section   .01.  Agreement to Subordinate.  The Company
agrees, and each Securityholder by accepting a Security agrees, that the Subordinated Indebtedness is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, that the subordination is for the benefit of the holders and owners of Senior Indebtedness and that such holders and owners are made obligees hereunder and any one or more of them may enforce the provisions of this Article directly.

          For purposes of this Indenture, unless a holder or owner of Senior Indebtedness agrees otherwise in writing at the time or unless otherwise provided in the instrument under which any Senior Indebtedness is created, incurred or assumed (which writing or instrument must specifically refer to this Section), no Senior Indebtedness shall be deemed to have been paid in full until the holders or owners of such Senior Indebtedness shall have received payment in full of such Senior Indebtedness in cash or Cash Equivalents.

          Section   .02.  Liquidation; Dissolution; Bankruptcy.
Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

          (1) holders and owners of Senior Indebtedness shall be entitled to receive payment in full of all Senior
     Indebtedness before any payment may be made under or in respect of the Subordinated Indebtedness; and

          (2) until all Senior Indebtedness is paid in full, any payment of all or any of the Subordinated Indebtedness, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such case, proceeding, assignment, marshalling or otherwise shall be paid or delivered directly to the Bank Agent and to the holders or owners of the other Senior Indebtedness or their representatives, ratably in accordance with the outstanding amount of Senior Indebtedness under or in respect of the Bank Loan Documents and such other Senior Indebtedness, respectively, for application (in the case of cash or Cash Equivalents) to, or as collateral (in the case of non-cash property or securities other than Cash Equivalents) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full.

          Section .03. Default on Senior Indebtedness. Upon the final maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full before any payment or distribution may be made under or in respect of the Subordinated Indebtedness.

          No payment or distribution under or in respect of the Subordinated Indebtedness (including payments pursuant to [mandatory redemption, sinking fund or other similar provisions], except payments made in Securities acquired by the Company before the maturity of such Senior Indebtedness) may be made during any period in which:

          (i) a default in the payment of principal, premium, if any, or interest on Senior Indebtedness occurs and is continuing; or

          (ii) the Company receives a notice from any Requisite Holder of Senior Indebtedness of a default, other than a payment default, under any Senior Indebtedness permitting an acceleration thereof or which would permit an acceleration thereof with the giving of notice or the passage of time or both and such default is continuing and 180 days (or such longer period in the event of certain circumstances described below) have not passed since the date of receipt of such notice (such date being the "Initial Date").

          The Company may resume payments on and distributions in respect of the Subordinated Indebtedness when:

          (1)  the default is cured or waived, or

          (2)  in the case of a default referred to in clause
     (ii) above, 180 days (or such longer period as described below) have passed since the Initial Date, or each of the Requisite Holders of Senior Indebtedness which have given notices commencing such 180-day period rescind such notices, if this Article otherwise permits the payment or distribution at the time of such payment or distribution.

          Only one such 180-day period during which the Company may not make any payment or distribution in respect of the Subordinated Indebtedness may commence within any 360 consecutive days; provided that following the delivery of a notice by any Requisite Holder commencing such a 180-day period, any other Requisite Holder may send a similar notice commencing such a 180-day period as of the same Initial Date, each of which notices may only be rescinded by the Requisite Holder which gave it; and provided further that if, after the commencement of any such 180-day period or of any subsequent 180-day period commenced pursuant to this further proviso (such period, whether the initial such period or a subsequent such period, being herein called the "Existing Period"), either (x) there shall be a New Default (as defined below) or (y) there shall be material deterioration (in the good faith judgment of any Requisite Holder of Senior Indebtedness which gave a notice commencing such 180-day period) in the condition, operations or prospects of the Company and its Subsidiaries, compared to their respective condition, operations or prospects at the time of commencement of the Existing Period, this sentence shall not prevent any Requisite Holder of Senior Indebtedness which gave a notice commencing such 180-day period (by written notice to the Trustee, which notice shall specify the facts and circumstances giving rise to such notice) from commencing a subsequent 180-day period.

          "New Default" means any default (including an unmatured event of default) under Senior Indebtedness which (1) was not a default which existed at the time of commencement of the Existing Period and of which the Requisite Holder of Senior Indebtedness which gave the notice on the Initial Date had actual knowledge at such time, (2) was not a default which arose solely out of facts or circumstances in existence at the time of commencement of the Existing Period and of which facts and circumstances the Requisite Holder of Senior Indebtedness which gave the notice on the Initial Date had actual knowledge at such time, and (3) has not been cured or waived.

          Section   .04.  Acceleration of Securities.  If payment
of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders and owners of Senior Indebtedness of the acceleration. A copy of such notice shall be given to the Trustee. Nothing contained in this Article will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section ___ or to pursue, pursuant to Section __, any rights or remedies hereunder against the Company; provided that all Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before any payment or distribution may be made under or in respect of the Subordinated Indebtedness.

          Section   .05.  When Distribution Must Be Paid Over.
If a payment or distribution is made to the Trustee or any holder or owner of Subordinated Indebtedness that because of this Article should not have been made to it, the Trustee or such holder or owner of Subordinated Indebtedness who receives the payment or distribution shall hold it in trust for the benefit of, and shall forthwith pay it over to, the Bank Agent and to the holders or owners of the other Senior Indebtedness or their representatives, ratably in accordance with the outstanding amount of Senior Indebtedness under or in respect of the Bank Loan Documents and such other Senior Indebtedness, respectively, for application (in the case of cash or Cash Equivalents) to, or to be held as collateral (in the case of non-cash property or securities other than Cash Equivalents) for, the payment or prepayment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Indebtedness.

          With respect to the holders and owners of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness, and shall not be liable to any such holders or owners if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders or owners of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

          Section   .06.  Notice by Company.  The Company shall
promptly notify the Trustee and the Payment Agent of any facts known to the Company that would cause a payment or distribution under or in respect of the Subordinated Indebtedness to violate this Article, but failure to give such notice shall not affect the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided in this Article.

          Section   .07.  Subrogation.  After all Senior
Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders and owners of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior
Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Senior
Indebtedness.

          Section   .08.  Relative Rights.  This Article defines
the relative rights of Securityholders and holders of Senior
Indebtedness.  Nothing in this Indenture shall:

          (1)  impair, as between the Company and
     Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders and owners of Senior Indebtedness; or

          (3) other than as specifically set forth in this Indenture and, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders or owners of Subordinated Indebtedness, prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default.

          If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

          Section   .09.  Subordination May Not Be Impaired by
Company. No right of any holder or owner of Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          Section   .10.  Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their representative.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other duly authorized person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders and owners of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          Section   .11.  Rights of Trustee and Paying Agent.
Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee and the Trustee or Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least five (5) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Indebtedness to violate this Article. Only the Company, the Bank Agent, a representative or a holder or owner of an issue of Senior Indebtedness that has no representative may give the notice. Nothing in this Section is intended to or shall relieve any holder or owner of Subordinated Indebtedness from the
obligations imposed under Section   .05 with respect to moneys or
other distributions received in violation of the provisions hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

          Section   .12.  Authorization to Effect Subordination.
(a) Each holder or owner of Subordinated Indebtedness by his acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary, in bankruptcy, insolvency, receivership, arrangement, reorganization, or relief proceedings or upon an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or any other similar remedy or otherwise), the immediate filing of a claim for the unpaid balance of the Subordinated Indebtedness in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders and owners of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the holders or owners of the Subordinated Indebtedness.

          (b) The Bank Agent is hereby authorized to demand specific performance of the provisions of this Article at any time when the holders or owners of the Subordinated Indebtedness or the Trustee shall have failed to comply with any of the provisions of this Article applicable to them. The holders or owners of the Subordinated Indebtedness and the Trustee hereby acknowledge that the provisions of this Article are intended to be enforceable at all times, whether before or after the
commencement of a proceeding referred to in Section   .02.  In no
event shall this Section   .12 allow the holders of any Senior
Indebtedness, as such, to vote the Subordinated Indebtedness.

          Section   .13.  Subordination May Not Be Impaired.  No
right of any holder of Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness evidenced by the Securities shall be impaired by (i) any act or failure to act by the Company or by its failure to comply with this Indenture,
(ii) any act or failure to act by holders of Senior Indebtedness which results, or may result, in effecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the holders or owners of Subordinated Indebtedness, and (iii) any other act or failure to act by any holder of Senior Indebtedness regardless of any knowledge of any failure by the Company to comply with this Indenture that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders or owners of Subordinated Indebtedness, without incurring responsibility to the holders or owners of Subordinated Indebtedness and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders or owners of Subordinated Indebtedness to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or increase or decrease the rate of interest or fees applicable to, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release, foreclose upon or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the payment or collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other person; and (v) decrease or increase the principal amount of such Senior Indebtedness. Nothing in this Section .13 shall be construed as providing that if any Senior Indebtedness is paid in full, the subordination of the Subordinated Indebtedness is not released with respect to such Senior Indebtedness; provided that the
provisions of this Article        shall continue to be effective
or be reinstated, as the case may be, if at any time any payment in respect of Senior Indebtedness is rescinded or must otherwise be returned by the Bank Agent or any other holder or owner of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                                                        EXHIBIT A





                    ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of June 15, 1994 (the "Credit Agreement") among LIN Cellular Network, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto (the "Lenders"), Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (together with any successor appointed pursuant to the Credit Agreement, the "Administrative Agent"), and The Bank of Nova Scotia and The Toronto-Dominion Bank, as managing agents for the Lenders (together with any successors appointed pursuant to the Credit Agreement, the "Managing Agents"). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on
Schedule I agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule I of all outstanding rights and obligations under the Facility or Facilities specified on Schedule I other than the Assignor's right to receive payment under Section 2.10, 2.12 or 8.04 of the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule I.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary of the Borrower or any Principal Cellular Partnership or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its Domestic Lending Office (and address for notices), CD Lending Office, and LIBO Lending Office the offices set forth beneath its name on Schedule I hereto and (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States and such forms are required under Section 2.12(e) of the Credit Agreement, attaches the forms or documents required by such
Section 2.12.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule I.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                            Schedule I
                                to
                    Assignment and Acceptance

[As to each Facility in respect of which an interest is being assigned:]

   Percentage interest assigned:                          %

   Assignee's Commitment:                     $

   Aggregate outstanding principal amount
     of Advances assigned:                    $

Effective Date (if other than date of
  acceptance by Administrative Agent):            , 19

                                 [NAME OF ASSIGNOR], as Assignor


                                   By
                                     Title:

                                   Dated:           , 19

                                   [NAME OF ASSIGNEE], as Assignee


                                   By
                                     Title:

                                   Domestic Lending Office:

                                   CD Lending Office:

                                   LIBO Lending Office:

Accepted this      day
of           , 19

[NAME OF ADMINISTRATIVE AGENT]

By _________________________
          Title:

                                                          EXHIBIT C


                        NOTICE OF BORROWING


Toronto Dominion (Texas), Inc.,
          as Administrative Agent
 for the Lenders party
 to the Credit Agreement
 referred to below
909 Fannin
Suite 1700
Houston, Texas  77010                             June 20, 1994


Attention:  Manager, Agency

Gentlemen/Women:

          The undersigned, LIN Cellular Network, Inc., refers to the Credit Agreement dated as of June 15, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders party thereto (the "Lenders"), Toronto Dominion (Texas), Inc., as administrative agent for the Lenders, and The Bank of Nova Scotia and The Toronto-Dominion Bank, as managing agents for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

          (i)  The Business Day of the Proposed Borrowing is June
 23, 1994.

          (ii) The Facility under which the Proposed Borrowing is
 requested is the                 Facility.

          (iii)     The Type of Advances comprising the Proposed
 Borrowing is LIBO Rate Advances.

          (iv) The aggregate amount of the Proposed Borrowing is
 $           .

                    (v)  The Interest Period for each Advance made
          as part of the Proposed Borrowing is             .



          (vi) The proceeds of the Proposed Borrowing will be used
 to                                          [or to refinance a
 Borrowing].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Agreement are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that any such representation or warranty by its terms relates to a specified prior date); and

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.



                              Very truly yours,

                              LIN CELLULAR NETWORK, INC.



                              By ____________________________
                                Title:

                                                          EXHIBIT E



                        SOLVENCY CERTIFICATE


          I,               , [Specify Office] of LIN Cellular
Network, Inc. (the "Borrower"), hereby certify, for and on behalf of the Borrower and in my capacity as an officer, that I am the chief financial officer of the Borrower, that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this Certificate on behalf of the Borrower, which is being delivered pursuant to Section
3.01(h)(ix) of the Credit Agreement, dated as of June 15, 1994
(the "Credit Agreement") among the Borrower, the Lenders named therein (the "Lenders"), Toronto Dominion (Texas) Inc., as
Administrative Agent, and The Bank of Nova Scotia and The
Toronto-Dominion Bank, as Managing Agents. Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

          I further certify, for and on behalf of the Borrower and in my capacity as an officer, that I have reviewed the Credit Agreement and the contents of this Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and appropriate therefor.

          I hereby further certify, for and on behalf of the Borrower and in my capacity as an officer, that:

          1. On the date hereof, after giving effect to the Acquisitions and the consummation of the other transactions contemplated by the Credit Agreement, the fair value of any and all property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Borrower.

          2. On the date hereof, after giving effect to the Acquisitions and the consummation of the other transactions contemplated by the Credit Agreement, the present fair saleable value of the assets of the Borrower exceeds the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured.

          3.  In reaching the conclusions set forth in paragraphs
1 and 2 above, I have considered, among other things:

               (a) all contingent liabilities of the Borrower including, without limitation, claims arising out of pending or, to the best of my knowledge, threatened litigation against it, which liabilities have been computed at the amount that, in light of all the facts and circumstances existing on the date hereof, can reasonably be expected to become an actual or matured liability;

               (b)  the experience of the Affiliates of the
     Borrower in acquiring and disposing of properties forming part of the Borrower's business;

               (c) the valuations accorded Franchise Interests in recent acquisition transactions;

               (d)  the terms of the Existing Partnership
     Agreements; and

               (e) the distribution practices of each of the Principal Cellular Partnerships including the amounts received or receivable by the Borrower or its Subsidiaries.

          4. On the date hereof, after giving effect to the Acquisitions and the other transactions contemplated by the Credit Agreement, the Borrower is not engaged in business or a transaction, and is not about to be engaged in business or a transaction, for which its property would constitute an unreasonably small capital.

          5. The Borrower does not intend to or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts and liabilities mature.

          6.  In reaching the conclusions set forth in paragraphs
4 and 5 above, I have considered, among other things:

               (a)  the experience of the Affiliates of the
     Borrower in acquiring and disposing of properties forming part of the Borrower's business;

               (b)  the amortization requirements of the 1990
     Credit Agreement and anticipated interest payable on the Advances under the Credit Agreement and on advances under the 1990 Credit Agreement;

               (c) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the businesses of the Borrower;

               (d)  the terms of the Existing Partnership
     Agreements;

               (e) the distribution practices of each of the Principal Cellular Partnerships including the amount of such distributions received or receivable by the Borrower or its Subsidiaries; and

               (f) any mandatory payment or prepayment under the Credit Agreement or the 1990 Credit Agreement.

          7. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, to hinder, delay or defraud either present or future creditors.

          IN WITNESS WHEREOF, the undersigned has caused its [Specify Office] to execute this Certificate on its behalf this day of June, 1994.


                                   LIN CELLULAR NETWORK, INC.



                                   By
                                    Title:  [Specify Office]